                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

================================================================================

                        POWER CONTRACT FINANCING, L.L.C.,
                                     Issuer,

                                       and

                            WILMINGTON TRUST COMPANY,
               Trustee, Accounts Agent, Paying Agent and Registrar

                                   ----------

                                    INDENTURE

                            Dated as of June 13, 2003

                      5.200% Senior Secured Notes due 2006

                      6.256% Senior Secured Notes due 2010

================================================================================

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                                 ARTICLE ONE
                           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.    Definitions....................................................................           1
SECTION 102.    Compliance Certificates and Opinions...........................................           2
SECTION 103.    Form of Documents Delivered to Trustee.........................................           3
SECTION 104.    Acts of Holders................................................................           4
SECTION 105.    Notices, Etc. to Trustee and Issuer............................................           5
SECTION 106.    Notice to Holders: Waiver......................................................           5
SECTION 107.    Effect of Headings and Table of Contents.......................................           6
SECTION 108.    Successors and Assigns.........................................................           6
SECTION 109.    Severability Clause............................................................           6
SECTION 110.    Benefits of Indenture..........................................................           6
SECTION 111.    Conflict with Trust Indenture Act..............................................           6
SECTION 112.    Governing Law; Consent to Jurisdiction and Service of Process..................           6
SECTION 113.    Legal Holidays.................................................................           8
SECTION 114.    Incorporators, Shareholders, Members, Officers and Directors of Issuer
                Exempt from Individual Liability...............................................           8
SECTION 115.    Execution in Counterparts......................................................           8

                                                 ARTICLE TWO
                                                FORM OF NOTES

SECTION 201.    Form of Note...................................................................           8
SECTION 202.    Restrictive Legends............................................................          10

                                                ARTICLE THREE
                                                  THE NOTES

SECTION 301.    Amount ........................................................................          13
SECTION 302.    Denominations..................................................................          14
SECTION 303.    Execution, Authentication, Delivery and Dating.................................          14
SECTION 304.    Temporary Notes................................................................          16
SECTION 305.    Registration, Registration of Transfer and Exchange............................          16
SECTION 306.    Book Entry Provisions for Global Notes.........................................          17
SECTION 307.    Special Transfer Provisions....................................................          19
SECTION 308.    Mutilated, Destroyed, Lost and Stolen Notes....................................          22
SECTION 309.    Payment on Notes; Rights Preserved.............................................          23
SECTION 310.    Persons Deemed Owners..........................................................          24
SECTION 311.    Cancellation...................................................................          24
SECTION 312.    Computation of Interest........................................................          25

SECTION 313.    CUSIP and CINS Numbers.........................................................          25
SECTION 314.    Parity of Notes................................................................          25

                                                ARTICLE FOUR
                                 APPLICATION OF PROCEEDS FROM SALE OF NOTES

SECTION 401.    Application of Proceeds from Sale of Notes.....................................          25

                                                ARTICLE FIVE
                                                  ACCOUNTS

SECTION 501.    Establishment of Accounts......................................................          25
SECTION 502.    Collections Account............................................................          26
SECTION 503.    Working Capital Account........................................................          28
SECTION 504.    Reserve Account................................................................          29
SECTION 505.    Reserve Investments Account....................................................          29
SECTION 506.    Damages and Indemnity Account..................................................          29
SECTION 507.    Statements; Investment of Funds................................................          31

                                                 ARTICLE SIX
                                         SATISFACTION AND DISCHARGE

SECTION 601.    Satisfaction and Discharge of Indenture........................................          32
SECTION 602.    Application of Trust Money.....................................................          33

                                                   ARTICLE
                                    SEVEN EVENTS OF DEFAULT AND REMEDIES

SECTION 701.    Events of Default..............................................................          33
SECTION 702.    Acceleration of Maturity: Rescission and Annulment.............................          35
SECTION 703.    Remedies upon an Event of Default..............................................          37
SECTION 704.    Certain Sales of Collateral....................................................          37
SECTION 705.    No Marshaling..................................................................          38
SECTION 706.    Trustee May Recover Unpaid Indebtedness After Sale of Collateral...............          38
SECTION 707.    Recovery of Judgment Does Not Affect Rights....................................          38
SECTION 708.    Collection of Indebtedness and Suits for Enforcement by Trustee................          38
SECTION 709.    Trustee May File Proofs of Claim...............................................          39
SECTION 710.    Trustee May Enforce Claims Without Possession of Notes.........................          40
SECTION 711.    Application of Money Collected.................................................          40
SECTION 712.    Limitation on Suits............................................................          41
SECTION 713.    Unconditional Right of Holders to Receive Principal, Make-Whole
                Premium and Interest...........................................................          41
SECTION 714.    Restoration of Rights and Remedies.............................................          41
SECTION 715.    Rights and Remedies Cumulative.................................................          42
SECTION 716.    Delay or Omission Not Waiver...................................................          42
SECTION 717.    Control by Holders.............................................................          42

SECTION 718.    Waiver of Past Defaults........................................................          42
SECTION 719.    Waiver of Force Majeure and Stay or Extension Laws.............................          43
SECTION 720.    Trustee to Give Notice of Default, but May Withhold in Certain Circumstances...          43
SECTION 721.    Undertaking for Costs..........................................................          43

                                                   ARTICLE
                                              EIGHT THE TRUSTEE

SECTION 801.    Duties and Responsibilities of the Trustee; During Default; Prior to Default...          44
SECTION 802.    Certain Rights of Trustee......................................................          45
SECTION 803.    Trustee Not Responsible for Recitals or Issuance of Notes......................          46
SECTION 804.    May Hold Notes.................................................................          47
SECTION 805.    Money Held In Trust............................................................          47
SECTION 806.    Compensation and Indemnification of Trustee, Accounts Agent,
                Paying Agent and Registrar and Its Prior Claim.................................          47
SECTION 807.    Right of Trustee to Rely on Officer's Certificate, Etc.........................          48
SECTION 808.    Corporate Trustee Required; Eligibility........................................          48
SECTION 809.    Qualification of Trustee; Conflicting Interests................................          49
SECTION 810.    Resignation and Removal; Appointment of Successor Trustee......................          49
SECTION 811.    Acceptance of Appointment by Successor.........................................          51
SECTION 812.    Merger Conversion, Consolidation or Succession to Business.....................          51
SECTION 813.    Preferential Collection of Claims Against Issuer...............................          52
SECTION 814.    No Liability for Clean-up of Hazardous Materials...............................          52
SECTION 815.    Accounts Agent Registrar and Paving Agent......................................          52
SECTION 816.    Filing Fees....................................................................          52
SECTION 817.    Fee Agreement..................................................................          53

                                                ARTICLE NINE
                              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 901.    Holder Lists...................................................................          53
SECTION 902.    Disclosure of Names and Addresses of Holders...................................          53
SECTION 903.    Reports by Trustee.............................................................          53
SECTION 904.    Reports by Issuer..............................................................          53

                                                 ARTICLE TEN
                       SUPPLEMENTS AND AMENDMENTS TO INDENTURE AND SECURITY DOCUMENTS

SECTION 1001.   Without Vote of Holders........................................................          54
SECTION 1002.   With Consent of Holders........................................................          55
SECTION 1003.   Execution of Supplemental Indentures...........................................          56
SECTION 1004.   Effect of Supplemental Indentures..............................................          56

SECTION 1005.   Conformity with Trust Indenture Act............................................          56
SECTION 1006.   Reference in Notes to Supplemental Indentures..................................          56
SECTION 1007.   Notice of Supplemental Indentures..............................................          57

                                               ARTICLE ELEVEN
                                            AFFIRMATIVE COVENANTS

SECTION 1101.   Payment of Principal and Interest..............................................          57
SECTION 1102.   Maintenance of Office or Agency................................................          57
SECTION 1103.   Maintenance of Existence, Properties...........................................          57
SECTION 1104.   Payments of Taxes and Other Claims.............................................          58
SECTION 1105.   Material Agreements............................................................          58
SECTION 1106.   Notice of Certain Events.......................................................          58
SECTION 1107.   Compliance with Laws and Other Agreements......................................          59
SECTION 1108.   Maintenance of Books and Records...............................................          59
SECTION 1109.   Approvals......................................................................          59
SECTION 1110.   Rule 144A Information for the Holders..........................................          60
SECTION 1111.   Recording......................................................................          60
SECTION 1112.   Further Assurances.............................................................          60
SECTION 1113.   Collateral.....................................................................          61
SECTION 1114.   Performance of Obligations.....................................................          61
SECTION 1115.   Return of Monies Held by Trustee...............................................          61
SECTION 1116.   Schedule and Delivery of Energy Under the CDWR Power Sales Agreement...........          61

                                               ARTICLE TWELVE
                                             NEGATIVE COVENANTS

SECTION 1201.   Liens .........................................................................          61
SECTION 1202.   Indebtedness...................................................................          62
SECTION 1203.   Guaranties.....................................................................          62
SECTION 1204.   Transactions with Affiliates...................................................          62
SECTION 1205.   Investments, Loans and Advances................................................          62
SECTION 1206.   Material Agreements; Additional Contracts......................................          62
SECTION 1207.   Fundamental Change.............................................................          62
SECTION 1208.   Restricted Payments............................................................          63

                                              ARTICLE THIRTEEN
                                             REDEMPTION OF NOTES

SECTION 1301.   Applicability of Article.......................................................          63
SECTION 1302.   Election to Redeem; Notice to Trustee..........................................          63
SECTION 1303.   Selection by Trustee of Notes to Be Redeemed...................................          63
SECTION 1304.   Notice of Redemption...........................................................          64
SECTION 1305.   Deposit of Redemption Price....................................................          64
SECTION 1306.   Notes Payable on Redemption Date...............................................          65
SECTION 1307.   Notes Redeemed in Part.........................................................          65

                                              ARTICLE FOURTEEN
                                     DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.   Issuer's Option to Effect Defeasance or Covenant Defeasance....................          65
SECTION 1402.   Defeasance and Discharge.......................................................          65
SECTION 1403.   Covenant Defeasance............................................................          66
SECTION 1404.   Conditions to Defeasance or Covenant Defeasance................................          66
SECTION 1405.   Deposited Money to Be Held in Trust; Other Miscellaneous Provisions............          68
SECTION 1406.   Reinstatement..................................................................          68

                                               ARTICLE FIFTEEN
                                        MEETINGS OF HOLDERS OF NOTES

SECTION 1501.   Purposes for Which Holders' Meetings May Be Called.............................          68
SECTION 1502.   Call of Meetings by Trustee....................................................          69
SECTION 1503.   Issuer and Holders May Call Meeting............................................          69
SECTION 1504.   Persons Entitled to Vote at Meeting............................................          69
SECTION 1505.   Determination of Voting Rights: Conduct and Adjournment of Meeting.............          69
SECTION 1506.   Counting Votes and Recording Action of Meeting.................................          70

                                               ARTICLE SIXTEEN
                                        COVENANTS OF HOLDERS OF NOTES

SECTION 1601.   Treatment of Notes as Indebtedness for Tax Purposes............................          71

EXHIBIT A           Definitions

EXHIBIT B1          Form of Face of Note Power Contract Financing, L.L.C.
                    5.200% Senior Secured Note Due 2006

EXHIBIT B2          Form of Face of Note Power Contract Financing, L.L.C.
                    6.256% Senior Secured Note Due 2010.

EXHIBIT C           Form of Certificate to Be Delivered upon Termination of
                    Distribution Compliance Period on or after July 23, 2003

EXHIBIT D           Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Institutional Accredited Investors

EXHIBIT E           Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S

EXHIBIT F           Form of Issuer Order and Officer's Certificate of Power
                    Contract Financing, L.L.C.

                        POWER CONTRACT FINANCING, L.L.C.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                OF 1939 AND INDENTURE, DATED AS OF JUNE 13, 2003

TRUST INDENTURE ACT SECTION                                                 INDENTURE SECTION
Section 310 (a)(1)     ................................................     808
            (a)(2)     ................................................     808
            (b)        ................................................     808, 809, 810
Section 311 (a)        ................................................     813
            (b)        ................................................     813
Section 312 (a)        ................................................     901
            (b)        ................................................     902
            (c)        ................................................     902
Section 313 (a)        ................................................     903
            (b)        ................................................     903
            (c)        ................................................     720, 903
            (d)        ................................................     903
Section 314 (a)        ................................................     904, 1106
            (b)        ................................................     1111
            (c)(1)     ................................................     102
            (c)(2)     ................................................     102
            (d)        ................................................     1111
            (e)        ................................................     102
Section 315 (a)        ................................................     801
            (b)        ................................................     720
            (c)        ................................................     801
            (d)        ................................................     801
            (e)        ................................................     721
Section 316 (a)        (last sentence).................................     101 ("Outstanding")
            (a)(1)(A)  ................................................     717
            (a)(1)(B)  ................................................     718
            (b)        ................................................     713
            (c)        ................................................     104
Section 317 (a)(1)     ................................................     708, 709
            (a)(2)     ................................................     709
            (b)        ................................................     1115
Section 318 (a)        ................................................     111
            (c)        ................................................     111

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed part of the Indenture

            This INDENTURE, dated as of June 13, 2003 (this "Indenture"), is made by and between POWER CONTRACT FINANCING, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, having its principal executive offices at 50 West San Fernando Street, Suite 670, San Jose, California 95113 (the "Issuer"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee").

                                    RECITALS

            WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the creation and issuance on the Closing Date, of 5.200% Senior Secured Notes due February 1, 2006 initially to be issued in the aggregate principal amount of $339,929,000 (the "Notes due 2006") and 6.256% Senior Secured Notes due February 1, 2010 initially to be issued in the aggregate principal amount of $462,317,000 (the "Notes due 2010");

            WHEREAS, all necessary actions to ensure that this Indenture is a valid indenture and agreement according to its terms have been taken;

            WHEREAS, as security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes (as defined below), the Issuer has agreed to assign and pledge the Collateral (as defined below) as collateral to the Trustee for the benefit of the Trustee and the Holders (as defined below); and

            WHEREAS, the Trustee has agreed to act as trustee, accounts agent, paying agent and registrar under this Indenture on the following terms and conditions.

            NOW, THEREFORE, for and in consideration of the premises herein contained and the purchase of the Notes by the Holders, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

            SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) capitalized terms used herein shall have the respective meanings assigned to them in Exhibit A;

            (b) the terms defined in Exhibit A include the plural as well as the singular;

            (c) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (d) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (e) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, GAAP applied on a basis consistent with that used in the preparation of the latest corresponding financial statements furnished hereunder to the Trustee;

            (f) all references in this Indenture to "Articles," "Sections," "Exhibits" and other subdivisions of this Indenture are to the designated articles, sections and other subdivisions of, and the exhibits to, this Indenture;

            (g) unless otherwise expressly specified or the context otherwise requires, all references in this Indenture or any Exhibit to any agreement, contract or document (including this Indenture) shall include reference to all exhibits to such agreement, contract or document;

            (h) unless otherwise expressly specified or the context otherwise requires, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof;

            (i) unless otherwise expressly specified or the context otherwise requires, pronouns having a masculine or feminine gender shall be deemed to include the other;

            (j) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Financing Documents and, in the case of any Governmental Agency, any Person succeeding to its functions and capacities; and

            (k) the term "including" denotes an example and not a limitation.

            SECTION 102. Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

            (b) Every Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that each individual signing such Officer's Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based; (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; (iv) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with; and (v) a statement that, in the opinion of each such individual, such Officer's Certificate or Opinion of Counsel complies with the provisions of this Section 102 and that the Trustee may rely on such Officer's Certificate or Opinion of Counsel.

            (c) Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel or representations by counsel (which shall also be addressed to the Trustee and the Holders), unless such officer knows that the certificate or Opinion of Counsel or representations with respect to the matters upon which his certificate, statement or Opinion of Counsel will be based are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            (d) Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of an Accountant in the employ of the Issuer (which shall be additionally addressed to the Trustee and the Holders), unless such officer or counsel, as the case may be, knows that the certificate or opinion with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

            (e) Any certificate or opinion of any Independent Accountant filed with the Trustee shall contain a statement that such Accountant is Independent.

            SECTION 103. Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            (b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by the Holders in person or by their respective agents or proxies duly appointed in writing, (ii) the record of Holders voting in favor thereof, either in person or by their respective agents or proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fifteen, or (iii) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is expressly required hereby, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 104. The record of any meeting of Holders shall be proved in the manner provided in Section 1506.

            (b) The affidavit of a witness of such execution sworn to before a notary public or other officer authorized by law to take acknowledgments of deeds or administer oaths, or by a certificate of such notary or other officer, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof shall be conclusive evidence of the fact and date of execution by any Person of any such instrument or writing. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

            (c) Entries in the Security Register shall be conclusive evidence of the principal amount and serial numbers of Notes held by any Person, and the date of holding the same, and the Trustee shall not be affected by notice to the contrary.

            (d) If the Issuer shall solicit from the Holders of either Series of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Management Committee's Consent, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Management Committee's Consent, which shall be a date not earlier than the date thirty (30) days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed unless otherwise specified herein. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven (11) months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 105. Notices, Etc. to Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

            (b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer.

            SECTION 106. Notice to Holders: Waiver. (a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by overnight courier or facsimile, to each Holder, at its address or facsimile number (as applicable) as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice and the manner of its giving may be waived in writing by the Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail or fax (as applicable), neither the failure to mail or fax such notice, nor any defect in any notice so mailed or faxed (as the case may be), to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed or faxed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder actually receives notice.

            (b) In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail or deliver notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

            SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            SECTION 108. Successors and Assigns. All covenants, stipulations, promises and agreements in this Indenture by or on behalf of each of the Trustee and the Issuer shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

            SECTION 109. Severability Clause. In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Accounts Agent, any Paying Agent, any Registrar, and their successors and permitted assigns hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 111. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, such duties or provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded by its terms, such provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

            SECTION 112. Governing Law; Consent to Jurisdiction and Service of Process. (a) This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations Law.

            (b) The Issuer consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action, or proceeding that may be brought in connection with this Indenture, the Financing Documents or the Notes. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Financing Documents or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment.

The Issuer agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Financing Documents or the Notes against the Issuer, or with respect to its property and assets, in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon National Corporate Research, Ltd. ("NCR") at 225 W. 34th Street, Suite 910, New York, NY 10122, whom the Issuer appoints as its authorized agent for service of process. The Issuer represents and warrants that NCR has agreed to act as the Issuer's agent for service of process. The Issuer agrees that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Issuer of a successor in New York City as its authorized agent for such purpose and the acceptance (on terms reasonably satisfactory to the Trustee) of such appointment by such successor. The Issuer further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If NCR shall cease to act as the Issuer's agent for service of process, the Issuer shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, City of New York, service of process upon NCR, as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer, shall be deemed in every respect effective service of process upon the Issuer. Without prejudice to the foregoing, the Issuer hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer.

            (c) Nothing in this Section 112 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

            SECTION 113. Legal Holidays. If any Payment Date, Redemption Date or Stated Maturity of any Note or of any installment of principal thereof or payment of interest thereon, or any date on which any defaulted interest is proposed to be paid, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of interest or principal (or Make-Whole Premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Payment Date or Redemption Date, or at the Stated Maturity, or on the date on which the defaulted interest is proposed to be paid; provided, that no interest shall accrue on the amount then due for the period from and after such Payment Date, Redemption Date, Stated Maturity or the date on which the defaulted interest is proposed to be paid, as the case may be, to the date of such payment.

            SECTION 114. Incorporators, Shareholders, Members, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any Security Document, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, manager, officer or director, as such, of the Issuer or the Issuer's Members, or of any successor, either directly or through the Issuer or the Issuer's Members, as the case may be, or any successor, under any rule of law, statute, or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issuance of the Notes. Nothing contained in this Section 114 shall, however, limit the liability of any Person for any fraud, gross negligence or willful misconduct on their part.

            SECTION 115. Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE TWO
                                 FORM OF NOTES

            SECTION 201. Form of Note. (a) The Notes due 2006 and the accompanying Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit B1. The Notes due 2010 and the accompanying Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit B2. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, the rules of any stock exchange, agreements to which the Issuer is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

            (b) The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules under any applicable securities laws, all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

            (c) The terms and provisions contained in the form of the Notes annexed hereto as Exhibit B1 or B2, as applicable shall constitute, and are hereby expressly made, a part of this Indenture; provided, that to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, and the Holders and beneficial owners of the Notes by their acceptance of the Notes expressly agree to such terms and provisions and to be bound thereby.

            (d) Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit B1 or B2, as applicable (each, a "Rule 144A Global Note"), deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

            (e) Notes offered and sold in offshore transactions in reliance on Regulation S shall be initially issued in the form of one or more temporary global Notes in registered form, substantially in the form set forth in Exhibit B1 or B2, as applicable (each, a "Temporary Regulation S Global Note"), deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Euroclear Bank, S.A./N.V., as operator of Euroclear and Clearstream Luxembourg, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Temporary Regulation S Global Note will be exchangeable for one or more permanent global Notes (each, a "Permanent Regulation S Global Note"; and together with the Temporary Regulation S Global Notes, the "Regulation S Global Notes") after the fortieth
(40th) day following the Closing Date, upon certification (substantially in the form of Exhibit C) that the beneficial interests in such global Note are owned by either Non-U.S. Persons or U.S. Persons who purchased such interests pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The aggregate principal amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for DTC or its nominee, as herein provided.

            (f) Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not QIBs

(excluding Non-U.S. Persons) shall initially be issued in the form of permanent certificated Notes in registered form in substantially the form of Exhibit B1 or B2, as applicable ("U.S. Physical Notes"). Notes issued pursuant to Section 306 in exchange for or upon transfer of interests in a Rule 144A Global Note or a Regulation S Global Note shall be in the form of U.S. Physical Notes and permanent certificated Notes in registered form substantially in the form set forth in Exhibit B1 or B2, as applicable (the "Regulation S Physical Note"), respectively.

            (g) The U.S. Physical Notes and the Regulation S Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The Regulation S Global Notes and the Rule 144A Global Notes are sometimes collectively referred to as the "Global Notes."

            SECTION 202. Restrictive Legends. (a) (i) Each Rule 144A Global Note and each U.S. Physical Note shall bear the legend set forth below (the "Private Placement Legend") on the face thereof, except as otherwise provided in Section 307(e), and (ii), and each Regulation S Global Note and each Regulation S Physical Note shall bear the legend set forth below on the face thereof until at least July 23, 2003, and receipt by the Issuer and the Trustee of a certificate substantially in the form of Exhibit C:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
            SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT ANY OFFER, SALE OR OTHER TRANSFER OF SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE RESTRICTION TERMINATION

            DATE"), SHALL ONLY BE MADE: (A) TO THE ISSUER OR ANY SUBSIDIARY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
            (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR FOR OFFER OR RESALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT, PRIOR TO ANY SUCH OFFER, RESALE OR TRANSFER (i) PURSUANT TO CLAUSE
            (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND FURTHER SUBJECT, IN EACH OF THE FOREGOING CASES, EXCEPT (D), TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A

            CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            (b) Each Global Note shall also bear the following legend on the face thereof

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE. THE HOLDER OF THIS GLOBAL NOTE REPRESENTS THAT (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") (AN "ERISA PLAN") OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN OR A GOVERNMENTAL PLAN THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF

            ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (ii) THE PURCHASE AND HOLDING BY IT OF THIS NOTE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL
            LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

                                 ARTICLE THREE
                                   THE NOTES

            SECTION 301. Amount. (a) The Notes due 2006 and the Notes due 2010 to be issued under this indenture are hereby created. The maximum aggregate principal amount of Notes due 2006 that may be authenticated and delivered under this Indenture on the Closing Date is $339,929,000 and the maximum aggregate principal amount of Notes due 2010 that may be authenticated and delivered under this Indenture on the Closing Date is $462,317,000.

            (b) The Notes due 2006 shall be known and designated as the "5.200% Senior Secured Notes due 2006" of the Issuer and the Notes due 2010 shall be known and designated as the "6.256% Senior Secured Notes due 2010" of the Issuer. The Stated Maturity of the Notes due 2006 shall be February 1, 2006 and the Stated Maturity of the Notes due 2010 shall be February 1, 2010. Interest on the Notes due 2006 will accrue at the rate of 5.200% per annum and interest on the Notes due 2010 will accrue at the rate of 6.256% per annum, in each case from the Closing Date, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, payable each applicable Interest Payment Date, until the full principal thereof is paid or duly provided for.

            (c) Principal payments on the Notes due 2006 will be made on the Principal Payment Dates in an amount equal to the amount, if any, set forth opposite the applicable Principal Payment Date on the amortization schedule set out below. The aggregate principal amount of the Notes due 2006 payable on each Principal Payment Date is:

            Principal Payment Date                Principal Payable Amount
            ----------------------                ------------------------
            February 1, 2004                            $  43,150,835
            August 1, 2004                              $  70,728,895
            February 1, 2005                            $  74,102,631
            August 1, 2005                              $  73,994,448
            February 1, 2006                            $  77,952,191

            (d) Principal payments on the Notes due 2010 will be made on the Principal Payment Dates in an amount equal to the amount, if any, set forth opposite the applicable Principal Payment Date on the amortization schedule set out below. The aggregate principal amount of the Notes due 2010 payable on each Principal Payment Date is:

            Principal Payment Date                  Principal Payable Amount
            ----------------------                  ------------------------
            February 1, 2004                             $            0
            August 1, 2004                               $            0
            February 1, 2005                             $            0
            August 1, 2005                               $            0
            February 1, 2006                             $            0
            August 1, 2006                               $   77,945,061
            February 1, 2007                             $   82,418,034
            August 1, 2007                               $   45,757,654
            February 1, 2008                             $   48,607,171
            August 1, 2008                               $   49,017,109
            February 1, 2009                             $   51,660,859
            August 1, 2009                               $   52,056,612
            February 1, 2010                             $   54,854,500

            (e) The principal of, Make-Whole Premium, if any, and interest on, the Notes shall be payable to, and the Notes shall be exchangeable and transferable by, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee), the Person in whose name such Note is registered at the close of business on the Regular Record Date applicable to each Principal Payment Date or otherwise in accordance with
Section 309.

            (f) The Notes shall be redeemable as provided in Article Thirteen.

            (g) This Indenture shall, to the extent applicable, incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

            SECTION 302. Denominations. The Notes shall be issuable only in registered form without coupons and initially only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided, that initial purchases of the Notes by purchasers who are institutional "accredited investors" who are not QIBs shall be in minimum amounts of $250,000; and provided, further that after initial issuance, Notes may be issued upon exchange or transfer in such amounts as may be necessary to evidence the entire unpaid principal amount of any Note surrendered or exchanged.

            SECTION 303. Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed on behalf of the Issuer by its President or a Vice

President and attested by a Vice President, its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

            (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            (c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes; and the Trustee, in accordance with such Issuer Order, shall authenticate and deliver such Notes as in this Indenture provided and not otherwise. Each such Issuer Order shall specify the Series and amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. The Trustee shall receive, as part of any such Issuer Order, an Officer's Certificate certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with. Any Issuer Order and Officer's Certificate delivered by the Issuer to the Trustee pursuant to this Section 303(c) shall be substantially in the form annexed hereto as Exhibit F. The Trustee may also request an Opinion of Counsel of the Issuer in connection with such authentication of Notes. Upon receipt of any such Issuer Order, the Trustee shall, in accordance with such Issuer Order, authenticate Notes due 2006 for original issue in the aggregate principal amount not to exceed $339,929,000 and Notes due 2010 for original issue in the aggregate principal amount not to exceed $462,317,000. The aggregate principal amount of Notes due 2006 outstanding at any time may not exceed $339,929,000 and the aggregate principal amount of Notes due 2010 outstanding at any time may not exceed $462,317,000.

            (d) Each Note shall be dated the date of its authentication.

            (e) The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Issuer to authenticate Notes. Unless limited by terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Any authenticating agent has the same rights as an agent to deal with the Issuer or an Affiliate of the Issuer.

            (f) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit B1 or B2, as applicable duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such

Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

            (g) In case the Issuer shall have executed an indenture supplemental hereto with the Trustee pursuant to Section 1001(a), any of the Notes authenticated or delivered prior to the assumption of the Issuer's obligations by any successor Person, may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance and of like tenor as the Notes surrendered for such exchange and of like principal amount, and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

            SECTION 304. Temporary Notes. (a) Pending the preparation of definitive Notes, the Issuer may execute, and upon an Issuer Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

            (b) If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 1102, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 305. Registration, Registration of Transfer and Exchange.
(a) The Issuer shall cause to be kept at the Corporate Trust Office of the Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes, and the Trustee is hereby appointed "Registrar" for the purposes of registering Notes and transfers and exchanges of Notes as herein provided. This register shall be sometimes referred to herein as the "Security Register," and shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee.

            (b) The Notes shall be transferable only upon the surrender of a Note to the Issuer for registration of transfer. Subject to the provisions of
Section 307, upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 1102, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

            (c) At the option of the Holder thereof, Notes may be exchanged for other Notes to be registered in the name of such Holder, of authorized denominations and of like tenor, maturity and aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

            (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            (e) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

            (f) No service charge shall be made for any registration of transfer or exchange or redemption of Notes; provided, that the Issuer may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 1006 or 1307 not involving any transfer.

            (g) The Issuer shall not be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1303 and ending at the close of business on the day of such mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            SECTION 306. Book Entry Provisions for Global Notes. (a) Each Global
Note initially shall (i) be registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"), (ii) be deposited with, or on behalf of, DTC or with the Trustee, as custodian for DTC and (iii) bear legends as set forth in Section 202.

            (b) Members of, or participants in, DTC (collectively, the "Participants" or the "DTC Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (c) Transfers of any Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of DTC and the provisions of Section 307. In addition, U.S. Physical Notes or Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Notes or Regulation S Global Notes, respectively, if (i) the Issuer notifies the Trustee in writing that DTC is unwilling or unable to continue as depository for the Global Notes or DTC ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depository is not appointed by the Issuer within ninety (90) days or
(ii) the Issuer, at its option, notifies the Trustee in writing that it elects to have the Physical Notes so issued.

            (d) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (e) In connection with the transfer of an entire Rule 144A Global Note or Regulation S Global Note to beneficial owners pursuant to paragraph (c) of this Section 306, the Rule 144A Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (f) Any U.S. Physical Note delivered in exchange for an interest in the Rule 144A Global Note pursuant to subsection (c) of this Section 306 shall, unless such exchange is made on or after the Resale Restriction Termination Date for such Note, bear the Private Placement Legend.

            (g) The registered Global Note Holder may grant proxies and otherwise authorize any person, including DTC's Participants and persons that may hold interests through DTC's Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (h) Any beneficial owner of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 202) in accordance with the procedures of DTC. In connection with the execution, authentication and delivery of such Physical Notes in exchange for beneficial interests in a Global Note pursuant to this paragraph (h) or paragraph (c) above, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, one or more Physical Notes of like tenor and having an equal aggregate principal amount.

            SECTION 307. Special Transfer Provisions. Unless and until a Note is sold under an effective Registration Statement, the following provisions shall apply:

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is on or after the Resale Restriction Termination Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D.

                  (ii) If the proposed transferor is a DTC Participant holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global
      Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the Rule 144A Global Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) a U.S. Physical Note, the Registrar shall register the transfer and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Rule 144A Global Note, the transfer of such interest may be effected only through the book-entry system maintained by DTC.

                  (ii) If the proposed transferee is a DTC Participant, and the Notes to be transferred consist of U.S. Physical Notes, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

            (c) Transfers of Interests in the Regulation S Global Note or Regulation S Physical Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Regulation S Global Note or Regulation S Physical Notes to U.S. Persons:

                  (i) prior to the removal of the Private Placement Legend for the Regulation S Global Notes or the Regulation S Physical Notes pursuant to Section 202, the Registrar shall refuse to register such transfer; and

                  (ii) after such removal pursuant to Section 202, the Registrar shall register the transfer of any such Note without requiring any additional certification.

            (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

                  (i) Prior to July 23, 2003, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor and the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver, one or more Temporary Regulation S Global Notes of like tenor and amount.

                  (ii) On and after July 23, 2003, the Registrar shall register any proposed transfer to any Non-U.S. Person (x) if the Note to be transferred is a Regulation S Physical Note, (y) if the Note to be transferred is a U.S. Physical Note or an interest in the Rule 144A Global Note, upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor and, (z) in the case of either clause (x) or
      (y), the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (iii) If the proposed transferor is a DTC Participant holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, one or more Regulation S Global Notes or Physical Notes of like tenor and amount.

            (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend unless the Issuer has reasonable cause to believe that a Note is a Restricted Security and delivers to the Trustee an Issuer Order, in which case the Trustee shall authenticate and deliver a new Note bearing a Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this
Section 307 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture and such Note.

            (g) Retention of Records. The Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (h) No Duty to Monitor. Neither the Trustee nor the Registrar shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            SECTION 308. Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Trustee or the Registrar, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order and such security or indemnity as may be required by the Trustee, Registrar and the Issuer to save each of them and any agent of theirs harmless, shall authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

            (b) If there shall be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

            (c) Upon the issuance of any new Note under this Section 308, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            (d) Every new Note issued pursuant to this Section 308 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes, duly issued hereunder.

            (e) The provisions of this Section 308 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 309. Payment on Notes; Rights Preserved. (a) Principal of, Make-Whole Premium, if any, and interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid in accordance with Section 502(b) hereof to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date applicable to such Payment Date at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, maintained for such purposes (which initially shall be the Corporate Trust Office) pursuant to
Section 1102 or, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to Section 310 as such address appears in the Security Register; provided, that (i) all payments with respect to the Global Notes and Physical Notes the Holders of which have given wire transfer instructions to the Trustee by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof; (ii) the payment of the final installment of principal of, or interest on, each Note shall only be made upon presentation and surrender of such Note at the Corporate Trust Office or such other place as may be designated pursuant to this Indenture; and (iii) upon written request from any Holder of Outstanding Notes in the aggregate principal amount of $1,000,000, payments of interest on, or principal (other than the final payment of principal) of, such Notes shall be made by wire transfer to such Holder.

            (b) Any principal of, Make-Whole Premium, if any, or interest on any Note which is payable, but is not punctually paid or duly provided for, on the relevant Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted principal or interest and (to the extent lawful) interest on such defaulted principal or interest at the applicable rate borne by such Note plus additional interest at the rate of one percent (1%) per annum (such defaulted interest and interest thereon herein collectively called "Defaulted Payments") shall be paid by the Issuer as provided in clause (c) below.

            (c) The Issuer shall make payment of any Defaulted Payment to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Payment, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Payment proposed to be paid on each Note and the date of the proposed payment and, at the same time, the Issuer shall deposit in the Collections Account an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Payment as provided in this clause (c). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Payment, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor to be given in the manner provided for in Section 106 not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor having been so given, such Defaulted Payment shall be paid by the Trustee to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date.

            (d) Subject to the foregoing provisions of this Section 309, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            SECTION 310. Persons Deemed Owners. (a) Prior to the due presentment of a Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, Make-Whole Premium, if any, and (subject to Section 309) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

            (b) None of the Issuer, the Trustee and any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            SECTION 311. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer at any time may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever and any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 311, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Issuer unless by Issuer Order the Issuer shall direct that canceled Notes be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee; and provided further, that the Trustee shall not be required to destroy such canceled Notes.

            SECTION 312. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 313. CUSIP and CINS Numbers. The Issuer in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "CINS" numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 314. Parity of Notes. All Notes issued and Outstanding hereunder, regardless of the time or times of their issuance, rank on a parity with each other Note and each Note shall be secured equally and ratably by this Indenture and the Security Documents with each other Note, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Note shall be entitled to the same benefits and security in this Indenture and the Security Documents as each other Note.

                                  ARTICLE FOUR
                   APPLICATION OF PROCEEDS FROM SALE OF NOTES

            SECTION 401. Application of Proceeds from Sale of Notes. The Issuer covenants to use the net proceeds from the issuance and sale of the Notes (a) to pay approximately $326,000,000 to Calpine Energy Services, L.P. ("CES") in partial payment for the purchase of the CDWR Power Sales Agreement and the Morgan Stanley CDWR Guarantee, (b) to pay approximately $361,400,000 to CES in partial payment for the purchase of the MSCG power purchase agreement and the Morgan Stanley MSCG Guarantee, (c) to fund the reserve account in an amount equal to $94,441,188, (d) to pay approximately $20,300,000 for all costs, fees and expenses incurred in connection with this offering, including fees to Morgan Stanley & Co. Incorporated for structuring the offering of the Notes and acting as initial purchaser of the Notes in this offering and (e) to transfer any remaining amounts to the Working Capital Account.

                                  ARTICLE FIVE
                                    ACCOUNTS

            SECTION 501. Establishment of Accounts. (a) Wilmington Trust Company, a Delaware banking corporation, is hereby appointed as the "Accounts Agent" and, in such capacity, will act, in accordance with Article 8 of the UCC, as the "securities intermediary" with respect to any "securities accounts" and as a "bank" with respect to any "deposit accounts" (as each such term is defined in the UCC) in which a security interest may be granted under the UCC pursuant hereto and pursuant to the Assignment and Security Agreement (together with its successors and permitted assigns in each such capacity, the "Accounts Agent"). Pursuant hereto and to the Assignment and Security Agreement, the Accounts Agent shall establish and maintain the following non-interest bearing accounts (collectively, the "Accounts") in the name of the Trustee for its own benefit and the equal and ratable benefit of the Holders as provided in this Indenture: (i) the Collections Account; (ii) the Working Capital Account; (iii) the Reserve Account; (iv) the Reserve Investments Account; and (v) the Damages and Indemnity Account (each as defined below). The Accounts Agent will invest funds in each such Account in accordance with Section 507 and act with respect to all "financial assets" (as such term is defined in Article 8 of the UCC) credited to the Accounts as a "securities intermediary" (as such term is defined in Article 8 of the UCC). The Accounts Agent shall hold and safeguard the Accounts during the term of this Indenture and the Assignment and Security Agreement and shall treat the "security entitlements" (as such term is defined in Article 8 of the UCC) in the Accounts as security entitlements pledged by the Issuer to the Trustee for its own benefit and the equal and ratable benefit of the Holders to be held in accordance with the provisions of this Indenture and the Assignment and Security Agreement. Neither the Issuer nor any Affiliate of the Issuer shall have any rights against the Accounts Agent hereunder (other than rights which may arise as a result of the Accounts Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment), as a third-party beneficiary or otherwise, including, any right to direct the Accounts Agent to distribute or allocate any funds in the Accounts (except as expressly provided herein or as provided in the Assignment and Security Agreement). The Accounts Agent shall comply with Part 5 of Article 8 of the UCC.

            (b) All monies and Permitted Investments credited to the Accounts from time to time shall constitute part of the Collateral and shall be collateral security for the payment and performance by the Issuer of all its obligations under the Financing Documents and, subject to the terms of this Indenture, shall at all times be subject to the sole dominion and control of the Trustee for the purposes and on the terms set forth in this Indenture and the other Financing Documents. Until payment and performance of all the obligations of the Issuer under the Financing Documents in accordance with the provisions hereof, the Issuer shall have no right to the funds credited to the Accounts, except as provided in this Article Five. If a Notice of an Actionable Event shall have been given and be outstanding, the Trustee shall apply all or any of the monies in the Accounts in accordance with the express terms of the Indenture and in the order of priority set forth in Section 711.

            SECTION 502. Collections Account. (a) On or prior to the Closing Date, the Accounts Agent shall establish and maintain a segregated trust account no. 61186-1, in the name of the Trustee in its trust capacity and entitled "Collections Account" (the "Collections Account"). Thereafter, without limitation of any other amounts required under this Indenture to be deposited in the Collections Account (including any profit or interest earned on the investment of moneys held in any Account pursuant to Section 507), all Collections and all Account Transfer Payments shall be deposited with the Accounts Agent for the benefit of the Trustee in the Collections Account. The Issuer shall instruct each Person from whom it receives or is entitled to receive Collections to pay such Collections (identifying them as such in writing to the Trustee) directly to the Trustee for deposit in the Collections Account, and the Trustee shall be entitled to receive directly all Collections from the Persons owing the same. In furtherance of the foregoing, the Consents have been executed and delivered concurrently with the execution and delivery of this Indenture. In the event that any Collections are remitted directly to, or are otherwise received by, the Issuer, all such Collections shall be held by the Issuer as the agent of and in trust for the Trustee, and the Issuer shall promptly remit such Collections in the form received (with any necessary endorsement) to the Trustee for deposit in the Collections Account.

            (b) Unless a Notice of an Actionable Event shall have been given in writing to the Trustee and be outstanding, in which case the provisions of
Section 711 shall be applicable, the Trustee shall apply amounts in the Collections Account on the dates specified below and in the following order of priority for payment to the appropriate Person, but in each case only to the extent that all current and past due amounts ranking prior thereto have been paid in full:

                  (i) FIRST, on the first day of August of each year, beginning on August 1, 2004, to pay to the Trustee the amount of Trustee Fees due and payable at such time in connection with the Notes;

                  (ii) SECOND, on or before the later of (A) the twenty first day of each month, or (B) the eleventh day after receipt of an invoice from Morgan Stanley Capital or, if such day is not a Business Day, then on the next Business Day, to pay Morgan Stanley Capital for electric energy sold or made available to Issuer by Morgan Stanley Capital under the MSCG Power Purchase Agreement (as specified in an Officer's Certificate of the Issuer delivered to the Trustee at least three Business Days prior to such payment date);

                  (iii) THIRD, on the first day of each month, to pay to the payee thereof all governmental fees and other expenses (including legal fees and the expenses of the independent members of the Management Committee, the Administrative Agent and the Trustee, but excluding the annual fees of any of the foregoing) required to be paid by the Issuer to third-parties in order for the Issuer to remain in compliance with its obligations under this Indenture (as specified in an Officer's Certificate of the Issuer delivered to the Trustee at least three Business Days prior to the first day of each month);

                  (iv) FOURTH, on each Interest Payment Date, to pay, on a pro rata basis to the Holders of each Series of the Notes, an amount equal to all interest due and payable (including past due amounts, if any) at such time on the Notes;

                  (v) FIFTH, on each Principal Payment Date, to pay, on a pro rata basis to the Holders of each Series of the Notes, an amount equal to the principal and Make-Whole Premium (if any, with respect to any Notes called for optional redemption) due and payable (including past due amounts, if any) at such time on such Notes (as specified in an Officer's Certificate of the Issuer delivered to the Trustee at least three Business Days prior to such payment date);

                  (vi) SIXTH, on each Payment Date, to transfer to the Reserve Account an amount, if any, necessary to cause the amount on deposit in the Reserve Account to be equal to the Reserve Required Balance (as specified in an Officer's Certificate of the Issuer delivered to the Trustee at least three Business Days prior to such payment date);

                  (vii) SEVENTH, on the first day of August of each year (beginning on August 1, 2003), in arrears, to pay to Morgan Stanley Capital's an amount equal to the annual fees payable to Morgan Stanley Capital under the Scheduling Services Agreement (as specified in an Officer's Certificate of the Issuer delivered to the Trustee at least three Business Days prior to such payment date);

                  (viii) EIGHTH, on the first day of August of each year (beginning on August 1, 2004), to pay (1) to the Administrative Agent an amount equal to the annual fees payable to the Administrative Agent under the Administrative Services Agreement; (2) the fees of the Issuer's independent managers; (3) the fees of the rating agencies; and (4) the premiums, fees or other charges for insurance (in each case, as specified in an Officer's Certificate of the Issuer delivered to the Trustee at least three Business Days prior to such payment date); and

                  (ix) NINTH, on each Payment Date, provided, that (as specified in an Officer's Certificate of the Issuer delivered to the Trustee no later than 10:00 a.m. (EDT) on such Payment Date) (A) no Event of Default or Default has occurred and is continuing on such Payment Date and (B) the Debt Service Coverage Ratio calculated as of such Payment Date equals or exceeds 1.01 to 1.00, to deposit the remaining Distributable Collections in the Working Capital Account.

            SECTION 503. Working Capital Account. On or prior to the Closing Date, the Accounts Agent shall establish and maintain a segregated trust account no. 61186-5, in the name of the Trustee in its trust capacity and entitled "Working Capital Account" (the "Working Capital Account"). The Working Capital Account shall be funded with all amounts released from the Collections Account in accordance with clause (ix) of Section 502(b). In addition, any amounts remaining after application of the proceeds from sale of the Notes will be transferred to the Working Capital Account. Subject to Section 3(d)(v) of the Assignment and Security Agreement, any amounts held in the Working Capital Account may be used by the Issuer pursuant to an Issuer Request to the Trustee at least three Business Days prior to the requested fund transfer date, for working capital or other purposes, including for distribution to its Members. So long as no Event of Default has occurred and is continuing, the Trustee shall not issue instructions or orders with respect to the Working Capital Account and any funds held therein which are contrary to those issued by the Issuer pursuant to an Issuer Request with respect to the Working Capital Account and any funds held therein.

            SECTION 504. Reserve Account. (a) On or prior to the Closing Date, the Accounts Agent shall establish and maintain a segregated trust account no. 61186-2, in the name of the Trustee in its trust capacity and entitled "Reserve Account" (the "Reserve Account"). The Reserve Account shall be funded (i) on the Closing Date with the net proceeds from the issuance and sale of the Notes in an amount equal to the Reserve Required Balance as of the Closing Date and (ii) thereafter, by a transfer of funds, if funds are available for such purpose, from the Collections Account to the Reserve Account in accordance with clause
(vi) of Section 502(b).

            (b) In the event that on any Interest Payment Date or Principal Payment Date, as applicable, the aggregate amount of funds on deposit in and available to be withdrawn from the Collections Account shall be insufficient for the payment of interest or principal then due and payable on the Notes (any such deficiency, a "Reserve Deficiency"), the Trustee shall forthwith transfer to the Collections Account from the Reserve Account an amount equal to such Reserve Deficiency. If on any Payment Date the aggregate amount of funds on deposit in and available to be withdrawn from the Reserve Account shall exceed the then current Reserve Required Balance, any such excess funds shall be transferred on the next Payment Date to the Collections Account for application in accordance with the provisions of Section 502.

            SECTION 505. Reserve Investments Account. On or prior to the Closing Date, the Accounts Agent shall establish and maintain a segregated trust account no. 61186-3, in the name of the Trustee in its trust capacity and entitled "Reserve Investments Account" (the "Reserve Investments Account"). Thereafter, all earnings on Permitted Investments made with funds on deposit in the Reserve Account shall be deposited and retained in the Reserve Investments Account until the Trustee shall have received from each of Moody's and Standard & Poor's a written consent to the release of such amounts in the Reserve Investments Account. Upon receipt by the Trustee of such consents from Moody's and Standard & Poor's, the Trustee shall transfer all amounts held in the Reserve Investments Account to the Collections Account, and following the date of such consents, all earnings thereafter on Permitted Investments made with funds on deposit in the Reserve Account shall be deposited in the Collections Account.

            SECTION 506. Damages and Indemnity Account. (a) On or prior to the Closing Date, the Accounts Agent shall establish and maintain a segregated trust account no. 61186-4, in the name of the Trustee in its trust capacity and entitled "Damages and Indemnity Account" (the "Damages and Indemnity Account"). The Damages and Indemnity Account shall be funded with all amounts paid by Morgan Stanley Capital under the MSCG Power Purchase Agreement and all amounts paid by Morgan Stanley under the Morgan Stanley MSCG Guarantee, in each case, with respect to (i) all damages payable by Morgan Stanley Capital to the Issuer pursuant to Article Four of the MSCG Power Purchase Agreement, (ii) any Termination Payment payable by Morgan Stanley Capital to the Issuer pursuant to Article Five of the MSCG Power Purchase Agreement and (iii) all indemnity payments payable by

Morgan Stanley Capital to the Issuer pursuant to Section 10.4 of the MSCG Power Purchase Agreement. The Damages and Indemnity Account shall also be funded with all amounts paid by CDWR under the CDWR Power Sales Agreement with respect to
(i) all damages payable by CDWR to the Issuer pursuant to Article Four of the CDWR Power Sales Agreement, (ii) any Termination Payment payable by CDWR to the Issuer pursuant to Article Five of the CDWR Power Sales Agreement and (iii) all indemnity payments payable by CDWR to the Issuer pursuant to Section 10.4 of the CDWR Power Sales Agreement.

            (b) The Trustee shall, from time to time, as specified in an Officer's Certificate of the Issuer, withdraw from the Damages and Indemnity Account and pay to CDWR, when due (i) all damages payable by the Issuer to CDWR pursuant to Article Four of the CDWR Power Sales Agreement and (ii) all indemnity payments payable by the Issuer to CDWR pursuant to Section 10.4 of the CDWR Power Sales Agreement. The Trustee shall, from time to time, as specified in an Officer's Certificate of the Issuer, withdraw from the Damages and Indemnity Account and pay to Morgan Stanley Capital, when due (i) all damages payable by the Issuer to Morgan Stanley Capital pursuant to Article Four of the MSCG Power Purchase Agreement and (ii) all indemnity payments payable by the Issuer to Morgan Stanley Capital pursuant to Section 10.4 of the MSCG Power Purchase Agreement

            (c) In the event any Termination Payment is made into the Damages and Indemnity Account, the Trustee shall apply amounts in the Damages and Indemnity Account in the following order of priority for payment to the appropriate Person:

                  (i) FIRST, if amounts payable under the Notes are accelerated as a result of the occurrence and continuation of an Event of Default, to pay, on a pro rata basis to the Holders, an amount equal to the entire principal amount of the Notes as of the Early Termination Date and any interest thereon accrued and unpaid as of the Early Termination Date and, in the event such Termination Payment is made by Morgan Stanley Capital as a result of its default under the MSCG Power Purchase Agreement and the CDWR Power Sales Agreement terminates as a result of such default, a Make-Whole Premium on the notes, calculated as if an optional redemption pursuant to Section 1302 had occurred on the date such Termination Payment is made; provided that the Issuer is obliged to pay such Make-Whole Premium if, and only to the extent that an amount equal to such Make-Whole Premium is paid to Issuer by Morgan Stanley or Morgan Stanley Capital in connection with such Termination Payment.

                  (ii) SECOND, to pay the Termination Payment, if any, payable by the Issuer to CDWR pursuant to Article Five of the CDWR Power Sales Agreement; and

                  (iii) THIRD, to pay the Termination Payment, if any, payable by the Issuer to Morgan Stanley Capital pursuant to Article Five of the MSCG Power Purchase Agreement.

            SECTION 507. Statements; Investment of Funds. On or before the fifth
(5th) Business Day of each calendar month the Trustee shall provide the Issuer with a written statement of (a) the balances in each of the Accounts at the end of the immediately preceding calendar month, (b) the amounts deposited into each of the Accounts for the immediately preceding calendar month (and the sources of such amounts) and (c) the application and payees of amounts withdrawn from each of the Accounts for the immediately preceding calendar month. Funds on deposit in the Accounts shall be invested by the Trustee, as specified in an Issuer Order, in Permitted Investments. The Issuer shall deliver to the Trustee on the date hereof an Issuer Order specifying its initial investment instructions which shall remain in effect until changed by a subsequent Issuer Order given not less than five (5) Business Days before the effective date of such change. All such Permitted Investments shall be maintained in the name of the Trustee and pledged to the Trustee to be held by it as part of the Collateral hereunder, and the Trustee shall be authorized to endorse any of such Permitted Investments in a manner satisfactory to it, on behalf of the Issuer. The Trustee and, as applicable, the Accounts Agent may rely and shall be fully protected, as provided in Section 807, in their reliance on an Issuer Order that complies with the provisions of this Section 507, and shall be indemnified as provided in
Section 806. All earnings on Permitted Investments shall be credited to the Collections Account upon receipt thereof by the Trustee, provided, that all earnings on Permitted Investments made with funds on deposit in the Reserve Account shall be deposited in the Reserve Investments Account in accordance with
Section 505, all earnings on Permitted Investments made with funds on deposit in the Reserve Investments Account shall be retained in the Reserve Investments Account in accordance with Section 505 and all such amounts held in the Reserve Investments Account shall be released in accordance with Section 505. All losses shall be charged to the applicable Account. Whenever the Trustee or the Accounts Agent is required or permitted to make any payment or transfer under this Indenture, the Trustee or the Accounts Agent, as the case may be, shall have the right, and is hereby irrevocably authorized, to sell or otherwise liquidate any Permitted Investments to the extent necessary to make such payment or transfer and shall have no liability for and shall be fully protected from and against any losses incurred in connection with such sale or liquidation. The Trustee or the Accounts Agent shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction from the Issuer. Other than by reason of each of their own negligent failure to act or each of their own willful misconduct, in no event shall the Trustee or the Accounts Agent, as the case may be, be liable for the selection of investments or for investment losses incurred thereon. Other than by reason of each of their own negligent failure to act or each of their own willful misconduct, the Trustee or the Accounts Agent, as the case may be, shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

                                  ARTICLE SIX
                           SATISFACTION AND DISCHARGE

            SECTION 601. Satisfaction and Discharge of Indenture. (a) This Indenture shall, upon receipt by the Trustee of an Issuer Request, cease to be of further effect with respect to the Notes of either Series (except as to any surviving rights of registration of transfer or exchange of Notes of such Series herein expressly provided for and except as otherwise specifically provided in this Indenture) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (i) either:

                              (A) all Notes of such Series theretofore
                  authenticated and delivered (other than (1) Notes of such Series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and (2) Notes of such Series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 1402) have been delivered to the Trustee for cancellation; or

                              (B) all Notes of such Series not theretofore
                  delivered to the Trustee for cancellation

                                    (1) have become due and payable, or

                                    (2) will become due and payable at their
                        Stated Maturity within one year, or

                                    (3) if redeemable at the option of the
                        Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i)(B)(1), (2) or (3) above, has irrevocably deposited .or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes of such Series not theretofore delivered to the Trustee for cancellation, for principal, Make-Whole Premium, if any, and interest to the date of such deposit (in the case of Notes of such Series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (ii) the Issuer has paid or caused to be paid all other sums then payable hereunder by the Issuer with respect to such Series of the Notes; and

                  (iii) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Series of the Notes have been complied with.

            (b) Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Six, the obligations of the Issuer to the Trustee or any agent of the Trustee appointed in accordance with the provisions hereof and the Paying Agent under Section 806 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section 601, the obligations of the Trustee under Section 801 shall survive.

            SECTION 602. Application of Trust Money. All money deposited with the Trustee pursuant to Section 601 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, Make-Whole Premium, if any, and interest for whose payment such money has been deposited with the Trustee; provided, that such money need not be segregated from other funds except to the extent required in this Indenture or by law.

                                 ARTICLE SEVEN
                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 701. Events of Default. "Event of Default," wherever used herein, means the occurrence of any one of the following events with respect to any Series of the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law (including, but not limited to, force majeure and any other impossibility of performance) or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the Issuer shall default in the payment of any principal or Make-Whole Premium, if any, with respect to any Notes of such Series called for optional redemption, on any Notes of such Series when the same shall become due and payable, whether by scheduled maturity or acceleration, or otherwise, and such default shall continue for a period of at least five (5) days; or

            (b) the Issuer shall default in the payment of interest required to be paid with respect to, any of the Notes of such Series in each case when the same shall become due and payable, and such default shall continue for a period of at least fifteen (15) days; or

            (c) the Issuer shall fail to observe or perform any term, covenant or obligation of any Material Agreement or Financing Document (including, without limitation, the furnishing of notices) and such failure (i) could reasonably be expected to result in a Material Adverse Effect and (ii) shall continue for a period of at least thirty (30) days after the date notice thereof shall have been given to the Issuer by the Trustee or by the Majority Holders of such Series of the Notes; or

            (d) CDWR shall fail to observe or perform any term, covenant or obligation of the CDWR Power Sales Agreement or the CDWR Consent and such failure (i) could reasonably be expected to result in a Material Adverse Effect and (ii) shall continue for a period of at least thirty (30) days after the date notice thereof shall have been given to the Issuer by the Trustee or by the Majority Holders of such Series of the Notes; or

            (e) Morgan Stanley shall fail to observe or perform any term, covenant or obligation of the Morgan Stanley MSCG Guarantee or the Morgan Stanley Consent and such failure (i) could reasonably be expected to result in a Material Adverse Effect and (ii) shall continue for a period of at least thirty
(30) days after the date notice thereof shall have been given to the Issuer by the Trustee or by the Majority Holders of such Series of the Notes; or

            (f) any Material Agreement or Financing Document (other than the CDWR Power Sales Agreement and the Morgan Stanley MSCG Guarantee) shall cease at any time to be valid, enforceable and binding and in full force and effect and such invalidity or unenforceability could reasonably be expected to result in a Material Adverse Effect; or

            (g) (i) any Lien granted to the Trustee hereunder or under any Financing Document on any material portion of the Collateral shall cease to be valid and effective, shall cease to be perfected or otherwise fails to be a first priority security interest, or (ii) any creditor of the Issuer (other than the Trustee or the Holders) shall assert any right or interest with respect to the Collateral and such assertion of rights or interests could reasonably be expected to result in a Material Adverse Effect, or (iii) the Issuer's right to receive payments with respect to the Collateral (other than pursuant to any Lien granted by the Indenture or any Financing Document) shall otherwise be terminated or impaired and such termination or impairment of the right to receive payments could reasonably be expected to result in a Material Adverse Effect; or

            (h) the Issuer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other similar Person of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition or any other document seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or readjustment of debts or other similar laws or (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition or other pleading filed against the Issuer in an involuntary case under the Federal Bankruptcy Code or any other similar law; or

            (i) a proceeding or case shall be commenced without the application or consent of the Issuer in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution, winding-up, the composition or readjustment of debts or any other similar relief, (ii) the appointment of a trustee, receiver, custodian, liquidator or other similar Person of the Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts or other similar laws, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) or more consecutive days, or any order for relief or other similar order against the Issuer shall be entered in an involuntary case under the Federal Bankruptcy Code or any other similar law; or

            (j) it becomes unlawful for the Issuer to perform any of its obligations under this Indenture, any Security Document, or any Note of such Series, or any of its obligations hereunder or thereunder ceases to be valid, binding and enforceable, unless such event or occurrence could not reasonably be expected to result in a Material Adverse Effect; or

            (k) the CDWR Power Sales Agreement or the Morgan Stanley MSCG Guarantee shall for any reason be terminated or abrogated at any time (prior to its scheduled expiration) or ceases at any time to be valid, enforceable and binding and in full force and effect; or

            (l) a judgment or judgments for the payment of money in excess of $30 million in the aggregate, which is or are not adequately covered by insurance or a payment or performance bond, shall be entered against the Issuer and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

            SECTION 702. Acceleration of Maturity: Rescission and Annulment. (a) If an Event of Default (other than a Bankruptcy Event of Default) occurs and is continuing, then and in every such case the Trustee, upon the direction of the Holders of no less than twenty-five percent (25%) of the Outstanding Notes so affected (for an Event of Default specified in clauses (a) and (b) of Section
701) or the Majority Holders of either Series of the Notes (for any Event of Default other than those specified in clauses (a) and (b) of Section 701), shall declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee, if given by the Holders), and upon any such declaration such principal amount, any accrued and unpaid interest, any Make-Whole Premium previously due and owing by the Issuer in connection with an optional redemption pursuant to Section 1302, and all other amounts payable under the Notes shall become immediately due and payable.

            (b) If a Bankruptcy Event of Default occurs, the principal amount of, any accrued interest on, any Make-Whole Premium previously due and owing by the

Issuer in connection with an optional redemption pursuant to Section 1302, and all other amounts payable under the Notes then Outstanding shall become immediately due and payable.

            (c) In addition, if one or more of the Events of Default (other than a Bankruptcy Event of Default) shall have occurred and be continuing, the Trustee may accelerate the maturity of the Notes as provided in clause (a) of this Section 702 notwithstanding the absence of direction from the Holders if in the judgment of the Trustee such action is necessary to protect the interests of the Holders.

            (d) At any time after the principal of the Notes shall have become due and payable upon a declared acceleration as provided in this Section 702, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Majority Holders of either Series of the Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default giving rise to such acceleration have been cured or waived.

            (e) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the principal amount of the Notes (or the applicable Series of the Notes so affected, as the case may be) then due has been obtained by the Trustee, the Issuer by written notice to a Responsible Officer of the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                        (A) all overdue interest on all the Notes;

                        (B) all unpaid principal of and Make-Whole Premium, if
            any, on any Outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the respective interest rates borne by the Notes;

                        (C) to the extent that payment of such interest is
            lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

                        (D) all sums paid or advanced by the Trustee under this
            Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (ii) all Defaults and Events of Default, other than the nonpayment of amounts of principal of, Make-Whole Premium, if any, or interest on the Notes that have become due solely by such declaration of acceleration have been cured or waived as provided in Section 718.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            SECTION 703. Remedies upon an Event of Default. If any Event of Default shall have occurred and be continuing and acceleration shall have occurred pursuant to Section 702, the Trustee may, subject in each case to the provisions of Section 807, exercise any or all of the rights and remedies granted to it in any Security Document. Without limiting the generality of the foregoing, the Issuer expressly agrees that in any such event the Trustee, without demand of performance or any other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon the Issuer or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), may, and at the written instruction of the Majority Holders of either Series of the Notes shall, subject to the provisions of the Consents and to the provisions of any law or regulation having the force of law: (a) collect, receive and appropriate any or all of the Collateral and exercise any right, remedy, power or privilege of the Issuer under any Material Agreement; (b) set off against all amounts due and payable hereunder with funds held in the Accounts; (c) proceed by suit at law or in equity to seek specific performance of any obligation of the Issuer; (d) take possession of the Collateral forthwith or any time thereafter, in which case the Issuer shall marshal and deliver the Collateral to the Trustee or its designee at such time or times and such place or places as the Trustee may reasonably specify; (e) subject to the provisions of Section 704, forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver all or any part of the Collateral (or contract to do so) at one or more public or private sales, at any exchange, broker's board or at any of the Trustee's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk; (f) institute legal proceedings for the appointment of a receiver with respect to any or all of the Collateral or with respect to the Issuer; or (g) proceed by suit at law or in equity to foreclose upon, or appoint a receiver with respect to, the Collateral or exercise any other right or remedy (including specific performance of the Issuer's obligations under the Financing Documents) available under applicable law. The Trustee may sell any or all of the Collateral as provided above at any private or public sale, it being hereby agreed that twenty (20) Business Days' notice by the Trustee to the Issuer shall be deemed to be reasonable notice of any such sale. The Issuer hereby waives, to the extent permitted by applicable law, any claims against the Trustee arising by reason of the fact that the price at which Collateral may have been sold at any such private sale was less than the price which might have been obtained at a public sale.

            SECTION 704. Certain Sales of Collateral. In connection with the exercise of any remedies under Section 703(e) the Trustee will not sell the Collateral or any portion thereof without the written consent of all of the Holders of the Notes Outstanding unless the proceeds of such sale will be sufficient to satisfy all of the outstanding principal amount, accrued and unpaid interest, Make-Whole Premium, if any, and all other amounts due and payable under the Notes.

            SECTION 705. No Marshaling. To the extent that it lawfully may, the Issuer hereby agrees that it will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force and any requirement of marshaling in the event of foreclosure of the security interests hereby created, the effect of which might be to prevent or delay the enforcement of any Security Document or the absolute sale of the whole or any part of the Collateral or the possession thereof by the Trustee or any purchaser at any sale by the Trustee. The Issuer, for itself and all who may claim under the Issuer, as far as the Issuer may lawfully do so, hereby waives and releases the benefit of all such laws. Except as otherwise expressly provided in this Indenture, to the extent permitted by applicable law, the Issuer hereby waives presentment, demand, protest or any notice of any kind in connection with, and not expressly set forth in, any Security Document or herein.

            SECTION 706. Trustee May Recover Unpaid Indebtedness After Sale of Collateral. Subject to Section 114, in the case of a sale of the Collateral and of the application of the proceeds of such sale to the payment of the indebtedness secured by this Indenture and the Security Documents, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Notes, for the equal and ratable benefit of the Holders thereof, and upon any other portion of the indebtedness remaining unpaid, including the Make-Whole Premium, if any, with interest at the rates specified in the respective Notes on the overdue principal, Make-Whole Premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue installments of interest.

            SECTION 707. Recovery of Judgment Does Not Affect Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Collateral, or upon any other property, shall in any manner or to any extent affect any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

            SECTION 708. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Issuer covenants that if:

                  (i) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

                  (ii) default is made in the payment of the principal of or Make-Whole Premium, if any, on any Note when such becomes due and payable,

      the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, Make-Whole Premium, if any, and interest, and interest on any overdue principal, Make-Whole Premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the applicable rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            (b) If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, at the direction of the Holders as set forth herein, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

            (c) If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 709. Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the Property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, Make-Whole Premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and Make-Whole Premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 806.

            (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

            SECTION 710. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

            SECTION 711. Application of Money Collected. Any money collected by the Trustee pursuant to this Article Seven or the Security Documents shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or Make-Whole Premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            (a) First, to the payment of all amounts due to the Trustee and each predecessor Trustee, if any, under Section 806;

            (b) Second, to the payment of the amounts then due and unpaid for principal of, Make-Whole Premium (with respect to Notes called for optional redemption), if any, and any interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts then due and payable on such Notes for principal, Make-Whole Premium, if any, and any interest, respectively;

            (c) Third, to the payment of all amounts due and payable to CDWR under the CDWR Power Sales Agreement, to Morgan Stanley Capital under the MSCG Power Purchase Agreement and to the Administrative Agent under the Administrative Services Agreement, as the case may be, as set forth in an Officer's Certificate or as determined by a court of competent jurisdiction; and

            (d) Fourth, to the Issuer or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            SECTION 712. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default, with respect to the Notes of such Series;

            (b) the Majority Holders of the Outstanding Notes of such Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Holders of the Outstanding Notes of such Series;

            it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

            SECTION 713. Unconditional Right of Holders to Receive Principal, Make-Whole Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen), of the principal of, Make-Whole Premium, if any, on and (subject to Section 309) interest on, such Note on the Stated Maturity expressed in such Note (or, in the case of redemption, on the Redemption Date), including any interest accrued during any grace period provided in Section 701, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 714. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 715. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in clause (e) of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 716. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 717. Control by Holders. (a) The Majority Holders of each Series of the Notes shall have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that such Majority Holders have provided the Trustee with indemnity acceptable to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in following such direction and that direction shall not be in conflict with any law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 801) the Trustee shall have the right to decline to follow any such direction if such directions are unclear or inconsistent with any other directives given to the Trustee or if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders so affected not joining in the giving of said direction, it being understood that (subject to Section 801) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

            (b) Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by such Majority Holders.

            SECTION 718. Waiver of Past Defaults. (a) The Majority Holders of the Outstanding Notes of either Series may on behalf of the Holders of all the Notes of such Series waive any past default with respect to such Notes, except a default in the payment of the principal of, Make-Whole Premium, if any, or any interest on any Note or in respect of a covenant or provision hereof that cannot be modified or amended without the unanimous affirmative vote of all Holders of such Series.

            (b) Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Trustee, Issuer and the Holders of such Series of the Notes, as the case may be, shall be restored respectively to their former positions and rights hereunder; provided, that no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 719. Waiver of Force Majeure and Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any force majeure, impossibility of performance and any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such force majeure, impossibility or law and covenants that the Issuer will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or such force majeure or impossibility grounds have occurred.

            SECTION 720. Trustee to Give Notice of Default, but May Withhold in Certain Circumstances. Within forty-five (45) days after a Responsible Officer assigned to the Corporate Trust Office of the Trustee obtains actual knowledge of the occurrence of any Default hereunder, the Trustee shall transmit by mail to all Holders as their names shall appear on the Security Register, in the manner and to the extent provided in Trust Indenture Act Section 313(c), notice of such Default hereunder, unless such Default shall have been cured or waived; provided, that except in the case of a default in the payment of the principal of, Make-Whole Premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

            SECTION 721. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs (including reasonable attorneys' fees and expenses) against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that the provisions of this Section 721 shall not apply to any suit instituted by the Trustee, or the Issuer to any suit instituted by any Holder or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Notes of either Series, or any suit instituted by any Holder for the enforcement of the payment of the principal of, Make-Whole Premium, if any, or interest, if any, on any Note on or after the respective due dates expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                                 ARTICLE EIGHT
                                  THE TRUSTEE

            SECTION 801. Duties and Responsibilities of the Trustee; During Default; Prior to Default. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) during the continuance of an Event of Default:

                        (A) the duties and obligations of the Trustee shall be
            determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (B) in the absence of bad faith on the part of the
            Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 717 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

            (c) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not assured to it. Notwithstanding anything to the contrary contained herein, in no event shall the Trustee be liable under this Indenture or any of the other Financing Documents to which it is a party for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

            SECTION 802. Certain Rights of Trustee. Subject to the provisions of
Section 801:

            (a) the Trustee and, as applicable, the Accounts Agent, may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Request or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed), and any Management Committee's Consent may be sufficiently evidenced to the Trustee by a copy thereof certified by the secretary or a Member of the Issuer;

            (c) the Trustee may consult with counsel of its selection and any advice of counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any Security Document in good faith and in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or under any other Financing Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

            (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, notice, security or other paper or document unless requested in writing so to do by the Majority Holders of either Series of the Notes; provided, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee, any predecessor trustee or the Holders of any Outstanding Notes, shall be repaid by the Issuer upon demand;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any other Financing Document either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (g) neither the Trustee nor the Accounts Agent shall be liable for any action taken, suffered or omitted by either of them in good faith and believed by the Trustee or the Accounts Agent, as the case may be, to be authorized or within the discretion or rights or powers conferred upon the Trustee or the Accounts Agent, as the case may be, by this Indenture;

            (h) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture;

            (i) the Trustee is hereby authorized and directed to enter into the Security Documents;

            (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

            (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder and under the Security Documents.

            SECTION 803. Trustee Not Responsible for Recitals or Issuance of Notes. Other than as specifically provided in the Trustee recitals of this Indenture; the recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any disclosure document or offering materials or of the Notes. Neither the Trustee nor its agents appointed in accordance with the provisions hereof shall be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

            SECTION 804. May Hold Notes. The Trustee, any Paying Agent, the Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, any Paying Agent, the Registrar or any other agent of the Issuer or such agent and, subject to Sections 809 and 813, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, any Paying Agent, the Registrar or any other agent of the Issuer.

            SECTION 805. Money Held In Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer shall be under any liability for interest on any moneys received by it hereunder except as otherwise agreed with the Issuer.

            SECTION 806. Compensation and Indemnification of Trustee, Accounts Agent, Paying Agent and Registrar and Its Prior Claim. (a) The Issuer covenants and agrees to pay to the Trustee, the Accounts Agent and to each Paying Agent and Registrar, and the Trustee, the Accounts Agent and each Paying Agent and Registrar shall be entitled to, such compensation as set forth in any fee agreement between the Issuer and the Trustee entered into in connection with the execution and delivery of this Indenture by the parties hereto or in connection with the issuance of the Notes (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee, the Accounts Agent and each Paying Agent and Registrar and their respective predecessors upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expenses, disbursement or advance as may arise from its negligence or bad faith. As security for such payment and for all of the other obligations of the Issuer set forth in this Section 806 (and any fees referred to in Section 816), the Trustee shall have a security interest and Lien prior to the Notes upon all Collateral. The provisions of this Section 806 shall survive the resignation or removal of the Trustee and the termination of the other provisions of this Indenture.

            (b) The Issuer also covenants to indemnify the Trustee, the Accounts Agent and each Paying Agent and Registrar and their respective predecessors, officers, directors, employees, representatives and agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee, the Accounts Agent and each Paying Agent and Registrar and their respective predecessors, officers, directors, employees, representatives and agents) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration or enforcement of this Indenture and under the other Financing Documents or the trusts hereunder and its duties hereunder and the other Financing Documents, including any liability which the Trustee, the Accounts Agent or any Paying Agent or Registrar may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section 806(b) to compensate and indemnify the Trustee, the Accounts Agent and each Paying Agent and Registrar and their respective predecessors and to pay or reimburse the Trustee, the Accounts Agent and each Paying Agent and Registrar and their respective predecessors for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the termination, satisfaction and discharge of this Indenture. References herein to the "Trustee" shall be deemed to also refer to the Trustee acting in its capacity as Accounts Agent, Paying Agent, Registrar or in any other capacity as contemplated herein or in any Financing Document.

            (c) Where the Trustee incurs expenses or renders services in connection with a Bankruptcy Event of Default, such expenses (including reasonable attorneys' fees and expenses) and the compensation for the services are intended to constitute expenses of administration under applicable federal or state bankruptcy, insolvency or other law.

            SECTION 807. Right of Trustee to Rely on Officer's Certificate, Etc. Subject to Sections 801 and 802, whenever in the administration of the trusts of this Indenture the Trustee, or in the carrying out of its duties under Article Five, the Accounts Agent, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee or the Accounts Agent, as the case may be, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee or the Accounts Agent, as the case may be, and such certificate, in the absence of bad faith on the part of the Trustee or the Accounts Agent, as the case may be, shall be full warranty to the Trustee or the Accounts Agent, as the case may be, for any action taken, suffered or omitted by the Trustee or the Accounts Agent, as the case may be, under the provisions of this Indenture upon the faith thereof.

            SECTION 808. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and (2) and which shall have a combined capital and surplus of at least one hundred fifty million Dollars ($150,000,000). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 808, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall comply with the provisions of the Trust Indenture Act Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 808, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.

            SECTION 809. Qualification of Trustee; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall, within 90 days after ascertaining that it has a conflicting interest and if the Event of Default to which such conflicting interest relates has not been cured or duly waived before the end of such 90 day period, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

            SECTION 810. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at anytime resign by giving written notice of resignation to the Issuer and by mailing written notice thereof by first-class mail, postage prepaid, to all Holders at their last addresses as they shall appear on the Security Register specifying the day upon which the resignation is to take effect, and such resignation will take effect immediately upon the later of the appointment of a successor trustee pursuant to this Article Eight and such specified day. Upon receiving such notice of resignation, the Issuer, by a Management Committee's Consent, shall promptly appoint a successor trustee satisfying the requirements of Section 808 by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
      Section 809 and Trust Indenture Act Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six (6) months, except when the Trustee's duty to resign is stayed in accordance with the provisions of Trust Indenture Act Section 310(b); or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 808 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six (6) months; or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may, by Management Committee's Consent, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Members, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 811, unless the Trustee's duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

            (c) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Management Committee's Consent, shall promptly appoint a successor trustee satisfying the requirements of Section 808. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by an Act of the Majority Holders of either Series of the Notes delivered to the Issuer and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee with respect to such Series of the Notes and to that extent supersede the successor trustee appointed by the Issuer. If no successor trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided within 60 days, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

            (d) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as an indenture trustee in such jurisdiction.

            (e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee in the manner provided for in Section 106. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

            (f) The Holders, by Act of the Majority Holders of either Series of the Notes, may at any time remove the Trustee with respect to such Series of the Notes and appoint a successor trustee with respect to such Series of the Notes by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 104 of the action in that regard taken by the Majority Holders of such Series of the Notes.

            (g) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to any of the provisions of this Section 810 shall become effective until the acceptance of appointment by the successor trustee as provided in Section 811.

            SECTION 811. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor trustee, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on the request of the Issuer or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

            (b) Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in clause (a) of this Section 811.

            (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article Eight.

            (d) In no event shall the retiring Trustee be liable for the acts or omissions of any successor trustee.

            SECTION 812. Merger Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be otherwise qualified and eligible under this Article Eight, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, further, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            SECTION 813. Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor), excluding any creditor relationships described in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311 (a) to the extent indicated therein.

            SECTION 814. No Liability for Clean-up of Hazardous Materials. (a) In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Sections 9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right to, instead of taking such action, either resign as Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver.

            (b) The Trustee shall not be liable to the Issuer or Holders or any other person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment, except to the extent of the Trustee's negligence or willful misconduct.

            SECTION 815. Accounts Agent Registrar and Paving Agent. Insofar as such provisions may be applicable, the Accounts Agent, the Registrar, the Paying Agent and any other agent appointed in accordance with the provisions hereof shall enjoy the same protections, immunities and indemnities as are provided for in this Article Eight with respect to the Trustee.

            SECTION 816. Filing Fees. The Issuer agrees to pay or to reimburse the Trustee for any and all amounts in respect of all filing, recording and registration fees which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of the Financing Documents and agrees to save the Trustee harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such fees. The obligations of the Issuer under this Section 816 shall survive the resignation or removal of the Trustee and the termination of the other provisions of this Indenture.


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

            SECTION 817. Fee Agreement. The Fee Agreement provides for the compensation of the Trustee hereunder for its services as such, and the Trustee will not look to the holders of the Notes for any payment for such services, provided, that this Section 817 shall not alter the provisions of Section 502(b)(i) or the lien provided in Section 806(a).

                                  ARTICLE NINE
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

            SECTION 901. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days before each Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. The Trustee may conclusively rely upon such list provided by the Issuer until otherwise notified by the Issuer or such list is amended by the Issuer.

            SECTION 902. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312(b).

            SECTION 903. Reports by Trustee. (a) Within sixty (60) days after May 1 of each year commencing with the first May 1 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 1 if required by Trust Indenture Act Section 313(a).

            (b) The Trustee shall transmit to the Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report, if required, by Trust Indenture Act Section 313(b).

            SECTION 904. Reports by Issuer. (a) The Issuer shall:

                  (i) file with the Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) transmit to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (i) and (ii) of clause (a) of this Section 904 as may be required by rules and regulations prescribed from time to time by the Commission.

            (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                                  ARTICLE TEN
                           SUPPLEMENTS AND AMENDMENTS
                       TO INDENTURE AND SECURITY DOCUMENTS

            SECTION 1001. Without Vote of Holders. Without the vote or approval of any Holders of either Series of the Notes, the Issuer, when authorized by or pursuant to a Management Committee's Consent, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Security Documents or the Notes, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes; or

            (b) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or

            (c) to add any additional Events of Default; or

            (d) to secure the Notes with additional collateral; or

            (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

            (f) to cure any ambiguity, to correct or supplement any provision hereof which may be inconsistent with any other provision in this Indenture provided that such action shall not adversely affect the interests of the Holders of such Series of the Notes in any material respect; or

            (g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes; provided, that any such action does not adversely affect the interests of the Holders of such Series of the Notes in any material respect.

            SECTION 1002. With Consent of Holders. (a) The Issuer, when authorized by or pursuant to a Management Committee's Consent, and the Trustee may amend or supplement this Indenture or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture with the consent of the Majority Holders of the Notes affected by such amendment or supplement (voting as a single class), by Act of said Holders delivered to the Issuer and the Trustee; provided, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note,

                  (i) change the Stated Maturity of the Principal of, or any installment of interest on, any Note;

                  (ii) reduce the principal amount of any Note, or any Make-Whole Premium payable upon the redemption of any Note, or reduce the rate of interest on any Note, including discharge of repayment of principal of or interest on any Note;

                  (iii) reduce the percentage in principal amount of Outstanding Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding Notes the Holders of which are entitled to request the calling of a Holder's meeting;

                  (iv) change the percentage rules established for adopting resolutions at meetings of Holders or regarding the quorum necessary to constitute a meeting;

                  (v) modify any of the provisions of this Section 1002 and
      Section 718, except to increase any percentage specified herein or therein;

                  (vi) change the place or coin or currency for payment of principal of, Make-Whole Premium, if any, or interest on any Note;

                  (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Payment Date therefor;

                  (viii) permit the creation of any Lien with respect to all or any substantial portion of the Collateral, or release or terminate the Lien of the Security Documents on all or any substantial portion of the Collateral or deprive any Holder of the security afforded by the Lien of the Security Documents, except to the extent expressly permitted by this Indenture or any of the Security Documents;

                  (ix) modify the ranking or priority of the Notes; or

                  (x) waive a default in the payment of principal of, Make-Whole Premium, if any, or interest on, the Notes.

            (b) It shall not be necessary for any Act of Holders under this
Section 1002 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 1003. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any amended or supplemental indenture permitted by this Article Ten or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 1004. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Ten, (a) this Indenture or the applicable Security Document shall be modified in accordance therewith, (b) such supplemental indenture, amendment, modification or waiver shall form a part of this Indenture or the applicable Security Document (as the case may be) for all purposes and (c) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 1005. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Ten shall conform to the requirements of the Trust Indenture Act as then in effect.

            SECTION 1006. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer, and, upon receipt of an Issuer Order, authenticated and delivered by the Trustee, in exchange for Outstanding Notes. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such supplemental indenture, amendment, modification or waiver.

            SECTION 1007. Notice of Supplemental Indentures. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture, amendment, modification or waiver pursuant to the provisions of Section 1002, the Issuer shall give notice thereof to the Holders, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture, amendment, modification or waiver.

                                 ARTICLE ELEVEN
                              AFFIRMATIVE COVENANTS

            SECTION 1101. Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of, Make-Whole Premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

            SECTION 1102. Maintenance of Office or Agency. (a) The Issuer will maintain in the Borough of Manhattan, the City of New York, and in each Place of Payment, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

            (b) The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

            (c) The Issuer may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in accordance with the requirements set forth above for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 1103. Maintenance of Existence, Properties. (a) The Issuer shall preserve and maintain its legal existence and form as a bankruptcy-remote special purpose entity separate from any other entity, and shall preserve and maintain all registrations necessary therefor.

            (b) The Issuer shall preserve and maintain all of its licenses, rights, privileges and franchises necessary for the conduct of its business and the performance of its obligations under the Material Agreements and the Financing Documents, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 1104. Payments of Taxes and Other Claims. The Issuer shall pay and discharge or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer, and all lawful claims or obligations which, if unpaid, might by law become a Lien upon the Property of the Issuer; provided, that the Issuer will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate funds have been set aside.

            SECTION 1105. Material Agreements. The Issuer will enforce all of its rights, powers and remedies under each of the Material Agreements, unless the failure to enforce such rights, powers and remedies could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 1106. Notice of Certain Events. The Issuer shall furnish to the Trustee:

            (a) within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officer's Certificate of a Responsible Officer stating that (i) no Default has occurred and is continuing (or if any such Default has occurred and is continuing, describing such Default in reasonable detail and describing the steps being taken to remedy such Default) and (ii) the Issuer is in compliance with all conditions and covenants under this Indenture, the Notes and the other Financing Documents to which it is a party; and

            (b) each of the following items promptly after the Issuer learns of the occurrence or existence thereof:

                  (i) written notice of the occurrence of any event or condition which constitutes a Default or an Event of Default, stating that such event or condition has occurred and describing it and any action being or proposed to be taken with respect thereto;

                  (ii) written notice of the Issuer's failure to observe or perform any term, covenant or obligation of the LLC Agreement (unless such failure could not reasonably be expected to result in a Material Adverse Effect), stating that failure has occurred and describing it and any action being or proposed to be taken with respect thereto;

                  (iii) any actually proposed amendment, termination, rescission, discharge (other than by performance) or waiver under or with respect to any Financing Document or Material Agreement;

                  (iv) written notice of any Force Majeure Event under the CDWR Power Sales Agreement;

                  (v) any written notice requiring the Issuer to make any indemnity payments under any Material Agreement;

                  (vi) written notice of any material litigation filed against the Issuer; and

                  (vii) written notice of any change which could be reasonably expected to result in a Material Adverse Effect.

With respect to the information and documents required to be delivered to the Trustee pursuant to clauses (a) and (b) of this Section 1106, the Issuer hereby further covenants and agrees to deliver or cause to be delivered any such documents and information (i) to each Holder who makes a request in writing to the Issuer and (ii) to any owner of a beneficial interest in a Global Note who makes a request in writing to the Issuer (which request may indicate that it is a continuing request for such information until further notice from a Holder or such owner of a beneficial interest in a Global Note to the contrary) for such documents or information. Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein (other than an expressly stated notice of Default or Event of Default) or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder.

            SECTION 1107. Compliance with Laws and Other Agreements. The Issuer shall comply with (a) all applicable laws, rules, regulations, orders and directions of any Governmental Agency having jurisdiction over it or its business and (b) all of its covenants and obligations contained in any agreement to which the Issuer is a party, unless, in each case, the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 1108. Maintenance of Books and Records. The Issuer shall at all times maintain proper books, accounts and records in accordance with GAAP. The Issuer shall permit the Trustee and its representatives, upon reasonable notice and during normal business hours, to visit its premises and inspect all books, accounts and records of the Issuer.

            SECTION 1109. Approvals. The Issuer will maintain in full force and effect and comply in all respects with the conditions and obligations under all applicable Government Approvals which it has obtained or which may from time to time become necessary in connection with any of (a) the execution, delivery and performance in accordance with their respective terms of the Material Agreements or the Financing Documents to which it is a party, and (b) the taking of any action contemplated hereby or thereby, in each case except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Issuer will make all required filings as a public utility under the FPA on or prior to the time such filings are required to be made and shall take all actions, if required, necessary to maintain its FERC market-based rate authority.

            SECTION 1110. Rule 144A Information for the Holders. At any time when the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act, upon the request of a Holder, the Issuer shall promptly furnish to such Holder or to a prospective purchaser who is a qualified institutional buyer of such Note designated by such Holder, as the case may be, information specified in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such Holder; provided, that the Issuer shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is two (2) years from the later of (a) the date such Note (or any Predecessor Note) was acquired from the Issuer or (b) the date such Note (or any Predecessor Note) was last acquired from an "affiliate" of the Issuer within the meaning of Rule 144 under the Securities Act; provided, further, that the Issuer shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "United States Person" within the meaning of Regulation S under the Securities Act if such Note may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto).

            SECTION 1111. Recording. (a) The Issuer shall cause, at its own expense, this Indenture and each of the Security Documents, and all amendments or supplements thereto, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Security Documents and to effectuate and preserve the security therein granted to the Trustee hereunder for the benefit of the Trustee and the Holders.

            (b) Without prejudice to the above, the Issuer will comply with all applicable provisions of the Trust Indenture Act, including Trust Indenture Act Sections 314(b) and (d).

            SECTION 1112. Further Assurances. The Issuer shall, at its own cost and expense, execute and deliver, and cause to be executed and delivered, to the Trustee all such documents, instruments and agreements, and do all such other acts and things as may be reasonably required to preserve the Liens in favor of the Trustee with the required first-ranking priority and to enable the Trustee to exercise and enforce its rights under this Indenture, the Security Documents and the other documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture and the other Financing Documents.


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

            SECTION 1113. Collateral. The Issuer shall take all actions necessary to maintain and preserve the perfection and priority of all Liens in favor of the Trustee on the Collateral, and shall from time to time execute or cause to be executed and filed any and all further instruments (including financing statements required by the Uniform Commercial Code, continuation statements and similar statements with respect to the Liens in favor of the Trustee created by the Financing Documents) as are necessary to maintain and preserve such Liens, or which the Trustee may reasonably request.

            SECTION 1114. Performance of Obligations. The Issuer may contract with other Persons to assist it in performing its duties under this Indenture and the other Financing Documents, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. As of the Closing Date, the Issuer has contracted with the Administrative Agent to assist the Issuer in performing its duties under this Indenture and the other Financing Documents and any action taken by the Administrative Agent on behalf of the Issuer to assist it in performing its duties under this Indenture and the other Financing Documents shall be deemed to be action taken by the Issuer.

            SECTION 1115. Return of Monies Held by Trustee. (a) On any date on which the principal of any Note becomes due in full, if the outstanding principal of such Note, together with all interest accruing thereon to the due date, and any other amounts payable by the Issuer to the Trustee or the Holders under this Indenture or any other Financing Document, have been finally and irrevocably paid to the Trustee for the benefit of the Holders, all interest on such Notes shall cease to accrue on the date of such payment.

            (b) Moneys so deposited with the Trustee or then held by the Issuer in trust for the payment of the principal of, Make-Whole Premium, if any, or interest on, any Note which remain unclaimed two (2) years after the date that all amounts payable by the Issuer to the Trustee or to the Holders under this Indenture or any other Financing Document has been finally and irrevocably paid to the Trustee for the benefit of the Holders, shall, at the request of the Issuer if at the time, to the knowledge of the Trustee, no Event of Default shall have occurred and be continuing, be paid to the Issuer and the Holders shall thereafter look solely to the Issuer for payment with respect to amounts deposited with the Trustee and returned to the Issuer pursuant to this Section 1115(b).

            SECTION 1116. Schedule and Delivery of Energy Under the CDWR Power Sales Agreement. The Issuer shall schedule and deliver, or cause to be scheduled and delivered, the full amount of energy required by the CDWR Power Sales Agreement in accordance with the terms of the CDWR Power Sales Agreement.

                                 ARTICLE TWELVE
                               NEGATIVE COVENANTS

            SECTION 1201. Liens. The Issuer shall not create, incur, assume or permit to exist any Lien upon any of the Collateral, other than the Liens created by this


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

Indenture and the Security Documents, unless the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 1202. Indebtedness. The Issuer shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to remain outstanding, any Indebtedness, except for Indebtedness represented by the Notes.

            SECTION 1203. Guaranties. The Issuer shall not at any time be or become obligated, contingently or otherwise, with respect to any Guaranty.

            SECTION 1204. Transactions with Affiliates. The Issuer shall not effect any transaction with any of its Affiliates on a basis more favorable to such Affiliate than would at the time be obtainable for a comparable transaction on an arm's-length dealing with an unrelated third party, except for the Material Agreements entered into on or before the Closing Date.

            SECTION 1205. Investments, Loans and Advances. The Issuer shall not purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or make or permit to exist any investment or other interest in, any other Person, except Permitted Investments.

            SECTION 1206. Material Agreements; Additional Contracts. (a) The Issuer shall not assign any of its rights or obligations under any Material Agreement nor will the Issuer amend in any respect or terminate or suffer any such amendment or termination of, or grant any waiver of material and timely performance with respect to, or agree to the assignment of the rights or obligations of any party to, any Material Agreement; provided, that the Issuer may make amendments to the Material Agreements which are of a routine, ministerial or administrative nature to the extent that what is contemplated under any such amendment is not otherwise expressly prohibited hereunder or could reasonably be expected to result in a Material Adverse Effect; provided, however, that any amendment or modification to any Material Agreement which extends or modifies the time for payment due thereunder shall not be deemed to be an amendment of a routine, ministerial or administrative nature; provided, further, that nothing in this Section 1206(a) shall prevent the Issuer or the Trustee from terminating the Administrative Services Agreement in connection with a breach thereof by the Administrative Agent in accordance with the Administrative Agent Consent.

            (b) The Issuer shall not become a party to any contract, lease, agreement or instrument other than the agreements expressly identified in the definitions of Material Agreements and Financing Documents to the extent such action could reasonably be expected to result in a Material Adverse Effect.

            SECTION 1207. Fundamental Change. The Issuer shall not (a) sell, lease, transfer or otherwise dispose of any of its right, title or interest in or to the Collateral, unless the failure to so comply could not reasonably be expected to result in a Material Adverse Effect, (b) conduct any business or own any assets other than the business and assets conducted and owned by it as of the Closing Date, (c) directly or


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

indirectly merge, amalgamate or consolidate with any other Person, liquidate, wind up, terminate, reorganize or dissolve itself, or otherwise wind up, (d) change its legal form or its state of formation or (e) establish any subsidiary.

            SECTION 1208. Restricted Payments. Except as permitted in accordance with the conditions set forth in Section 401 and clause (ix) of Section 502(b), the Issuer shall not, directly or indirectly, (a) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to its Members or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose. The Issuer will not, directly or indirectly, make payments to or distributions from the Collections Account except in accordance with this Indenture and the Financing Documents.

                                ARTICLE THIRTEEN
                               REDEMPTION OF NOTES

            SECTION 1301. Applicability of Article. Either Series of the Notes shall be redeemable (in whole or in part) before their Stated Maturity in accordance with the terms of such Notes and in accordance with this Article Thirteen.

            SECTION 1302. Election to Redeem; Notice to Trustee. The Issuer may, at any time and from time to time, elect to redeem either Series of the Notes, in whole or in part, such election to be evidenced by or pursuant to a Management Committee's Consent. In case of any redemption at the election of the Issuer pursuant to this Article 13, the Issuer shall, at least sixty (60) days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1303.

            SECTION 1303. Selection by Trustee of Notes to Be Redeemed. (a) If less than all the Notes of such Series are to be redeemed pursuant to Section 1302, the particular Notes of such Series to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes of such Series; provided, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum authorized denomination for Notes established pursuant to Section 302.

            (b) The Trustee shall promptly notify the Issuer in writing of the Notes of such Series selected for redemption pursuant to Section 1302 and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.


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

            (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part pursuant to Section 1302, to the portion of the principal amount of such Note which has been or is to be redeemed.

            SECTION 1304. Notice of Redemption. (a) Notice of redemption pursuant to Section 1302 shall be given in the manner provided for in Section 106 not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Notes of the applicable Series to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Note of the applicable Series designated for redemption in whole or in part, or any defect in the notice of any such Holder, shall not affect the validity of the proceedings for the redemption of any other Note or portion thereof.

            (b) Any notice that is mailed to the Holders in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

            (c) All notices of redemption shall state:

                  (i) the Redemption Date,

                  (ii) the Redemption Price,

                  (iii) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

                  (iv) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1306) will become due and payable upon each Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

                  (v) the Place of Payment where such Notes, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price.

            (d) Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request made not less than fifteen (15) days prior to the latest date such notice of redemption may be given, by the Trustee in the name and at the expense of the Issuer.

            SECTION 1305. Deposit of Redemption Price. Not later than one (1) Business Day before any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes of the applicable Series which are to be redeemed on that date.

            SECTION 1306. Notes Payable on Redemption Date. (a) Notice of redemption having been given in accordance with Section 1304, the Notes of the applicable Series to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price thereof (together with accrued interest, if any, to the Redemption Date), and from and after such Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 310.

            (b) If any Note of the applicable Series called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and Make-Whole Premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Note.

            SECTION 1307. Notes Redeemed in Part. Any Note of the applicable Series which is to be redeemed only in part (pursuant to the provisions of this Article Thirteen or of Article Fourteen) shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver to the Holder of such Note of the applicable Series without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                ARTICLE FOURTEEN
                       DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 1401. Issuer's Option to Effect Defeasance or Covenant Defeasance. The provisions of this Article Fourteen shall apply to the Notes of either Series, and the Issuer may, at its option by a Management Committee's Consent, effect defeasance of such Series of the Notes under Section 1402, or covenant defeasance under Section 1403 in accordance with this Article Fourteen.

            SECTION 1402. Defeasance and Discharge. Upon the Issuer's exercise of the option provided in Section 1401 applicable to this Section 1402 the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes of such Series on the date the conditions set forth in
Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of such Series, which shall thereafter be deemed to be


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

"Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Outstanding Notes of such Series to receive, solely from the trust fund described in Section 1404(a) and as more fully set forth in such Section, payments in respect of the principal of, Make-Whole Premium, if any, and interest on such Notes when such payments are due; (b) the Issuer's obligations with respect to such Notes under Sections 305, 306, 307, 308, and 1102; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Fourteen. Subject to compliance with this Article Fourteen, the Issuer may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403.

            SECTION 1403. Covenant Defeasance. Upon the Issuer's exercise of the option provided in Section 1401 applicable to this Section 1403, (a) the Issuer shall be released from its obligations under Sections 1104 through 1116, inclusive, and Sections 1201 through 1208, inclusive and (b) the occurrence of any event specified in Section 701(c) (with respect to any of Sections 1104 through 1116, inclusive, and Sections 1201 through 1208, inclusive) shall be deemed not to be an Event of Default on or after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or clause or by reason of reference in any such Section or clause to any other provision herein or in any other document and any such omission shall not be deemed to be an Event of Default, but, the remainder of this Indenture and such Notes shall be unaffected thereby.

            SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or
Section 1403 to the Outstanding Notes of either Series:

            (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 808 who shall agree to comply with the provisions of this Article Fourteen applicable to such trustee) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such Series, an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and installment of interest on the Outstanding Notes of such Series on the Stated Maturity (or Redemption Date, if applicable) of such principal, Make-Whole Premium, if any, or installment of interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Notes of such Series on the day on which such


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

payments are due and payable in accordance with the terms of this Indenture and of the Notes.

            (b) In the case of an election under Section 1402, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of Outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (c) In the case of an election under Section 1403, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Outstanding Notes of such Series will not recognize gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (d) The Issuer shall have delivered to the Trustee an Officer's Certificate to the effect that the Notes of such Series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

            (e) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Bankruptcy Events of Default are concerned, at any time during the period ending on the one hundred twenty-first (121") day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (f) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 809 and for purposes of the Trust Indenture Act with respect to any securities of the Issuer.

            (g) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

            (h) The Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with, and that such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an "investment company," as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


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

            SECTION 1405. Deposited Money to Be Held in Trust; Other Miscellaneous Provisions. (a) All money (or other property as may be provided hereunder) (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively for purposes of this Section 1405 and Section 1406, the "Trustee") pursuant to Section 1404 in respect of Outstanding Notes of such Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Notes of such Series of all sums due and to become due thereon in respect of principal, Make-Whole Premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            (b) Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, is in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article Fourteen.

            SECTION 1406. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, that if the Issuer makes any payment of principal of, Make-Whole Premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Note to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FIFTEEN
                          MEETINGS OF HOLDERS OF NOTES

            SECTION 1501. Purposes for Which Holders' Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article Fifteen for any of the following purposes:

            (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder with respect to such Series of the Notes and its consequences, or to take any other action authorized to be taken by Holders of either Series of the Notes pursuant to Article Seven;

            (b) to remove the Trustee as trustee with respect to such Series of the Notes pursuant to Section 810;

            (c) to consent to the execution of an indenture or indentures supplemental hereto with respect to such Series of the Notes pursuant to Section 1002; or

            (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes of such Series under any other provision of this Indenture or under applicable law.

            SECTION 1502. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of either Series of the Notes to be held at such time and at such place in the Borough of Manhattan, the City of New York, for any purpose specified in Section 1501 as the Trustee at the time shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meetings shall be given by the Trustee, in the manner provided in Section 106, not less than twenty (20) nor more than one hundred twenty (120) days prior to the date fixed for the meeting, to the Holders.

            SECTION 1503. Issuer and Holders May Call Meeting. In case the Issuer, pursuant to a Management Committee's Consent, or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes of such Series then outstanding, shall have requested the Trustee to call a meeting of Holders of such Series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within twenty (20) days after receipt of such request, then the Issuer or the Holders in the amount above specified may determine the time and the place in the Borough of Manhattan, the City of New York, for such meeting and may call such meeting to take any action authorized in Section 1501 by giving notice thereof as provided in Section 1502.

            SECTION 1504. Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders of such Series a person shall be (a) a Holder of one or more Notes of such Series or (b) a person appointed by an instrument in writing as proxy for a Holder of such Series of the Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders of such Series of the Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

            SECTION 1505. Determination of Voting Rights: Conduct and Adjournment of Meeting. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of either Series, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes of such Series shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in said Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

            (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 1503, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

            (c) At any meeting, each Holder of a Note or a proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by it. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to Section 1502 or 1503 may be adjourned from time to time to a place, date and time announced at such meeting, and the meeting may be held as so adjourned without further notice.

            (d) At any meeting duly called pursuant to this Article Fifteen, the presence of persons holding or representing Notes of either Series in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; provided, that if less than a quorum be present, the persons holding or representing a majority of the Notes of such Series represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

            SECTION 1506. Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE SIXTEEN
                          COVENANTS OF HOLDERS OF NOTES

            SECTION 1601. Treatment of Notes as Indebtedness for Tax Purposes. Each Holder of a Note by its acceptance of such note covenants and agrees to treat such Note as indebtedness for United States federal income tax purposes.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                     POWER CONTRACT FINANCING,
                                     L.L.C., as Issuer

                                     By: /s/ Eric Pryor
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     WILMINGTON TRUST COMPANY,
                                     as Trustee, Accounts Agent,
                                     Paying Agent and Registrar

                                     By /s/ James J. McGinley
                                        ----------------------------------------
                                        Name: James J. McGinley
                                        Title: Authorized Signer

                                                                       EXHIBIT A
                                   DEFINITIONS

            "Account Transfer Payment" means the amounts that are to be transferred from the Reserve Account to the Collections Account pursuant to
Section 502(a) of this Indenture.

            "Accountant" means a Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

            "Accounts" has the meaning specified in Section 501 of this Indenture.

            "Accounts Agent" means the Person named as the "Accounts Agent" in
Section 501 (a) of this Indenture until a successor Accounts Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Accounts Agent" shall mean such successor Accounts Agent.

            "Act" when used with respect to any Holder, has the meaning specified in Section 104 of this Indenture.

            "Administrative Agent" means, initially, Lord Securities Corporation pursuant to the original Administrative Services Agreement and, thereafter, any other Person that has entered into an Administrative Services Agreement with the Issuer.

            "Administrative Agent Consent" means the Consent and Agreement, dated as of the date of this Indenture, among the Administrative Agent, the Issuer and the Trustee as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Administrative Services Agreement" means the Administrative Services Agreement, dated as of the date of this Indenture, between the Administrative Agent and the Issuer as originally executed and as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof, and any replacement agreement substantially in the form of the original Administrative Services Agreement between a replacement Administrative Agent and the Issuer and entered into as contemplated by the Administrative Agent Consent.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Assignment and Security Agreement" means the Assignment and Security Agreement among the Issuer, the Trustee and the Accounts Agent, for the benefit of the Trustee and the Holders, dated as of the date of this Indenture, as originally executed and as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Bankruptcy Event of Default" means the events described in clause
(h) or (i) of Section 701 of this Indenture.

            "Business Day" means, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the same jurisdiction as the Corporate Trust Office of the Trustee or of any relevant Place of Payment or other relevant location are authorized or obligated by law or executive order to close.

            "Capacity" has the meaning ascribed thereto under the MSCG Power Purchase Agreement.

            "CDWR" means the State of California Department of Water Resources or any successor to CDWR as the counterparty to a Replacement Agreement (as defined in the CDWR Power Sales Agreement) or assignee of CDWR pursuant to the CDWR Power Sales Agreement.

            "CDWR Consent" means the Consent and Agreement, dated as of the date of this Indenture, among CDWR and the Trustee, as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "CDWR Letter Agreement" means the Letter Agreement, dated as of June 5, 2003, among CES and CDWR, as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "CDWR Power Sales Agreement" means the EEI Master Power Purchase and Sale Agreement, dated as of April 22, 2002, between CDWR and the Issuer, as modified by the amended and restated cover sheet, dated as of April 22, 2002, between CDWR and the Issuer and the amended and restated confirmation letter related thereto referred to as "Calpine 1", dated as of April 22, 2002, between CDWR and the Issuer, or any Replacement Agreement (as defined in the CDWR Power Sales Agreement) pursuant to Section 10.5 of the CDWR Power Sales Agreement.

            "Clearstream Luxembourg" means Clearstream Banking, societe anonyme.

            "Closing Date" means June 13, 2003, being the date of issuance and delivery of the Initial Notes.

            "Collateral" has the meaning ascribed thereto in the Assignment and Security Agreement.

            "Collections" means all amounts payable to the Issuer from CDWR pursuant to the CDWR Power Sales Agreement and all earnings on Permitted Investments made with funds in any Account.

            "Collections Account" has the meaning set forth in Section 502(a) of this Indenture.

            "Collections Period" means the period from January 1 through June 30 of each year (for August Payment Dates) and from July 1 through December 31 of each year (for February Payment Dates), and the final Payment Date of February 1, 2006 with respect to the Notes due 2006 and February 1, 2010 with respect to the Notes due 2010. (except with respect to the first payment date of February 1, 2004, for which the collections period is the period from the closing date of the offering of these notes through December 31, 2003).

            "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Consent" means, individually, the Administrative Agent Consent, the Scheduling Services Consent, the CDWR Consent, the Morgan Stanley Capital Consent and the Morgan Stanley Consent; collectively, the "Consents."

            "Corporate Trust Office" means the corporate trust office of the Trustee, at which, at any particular time, its corporate trust business shall be principally administered, which office on the date of execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

            "Damages and Indemnity Account" shall have the meaning set forth in
Section 506(a) of this Indenture.

            "Debt Service Coverage Ratio" means, as of each Payment Date, the ratio of (a) Net Collections for the Collections Period preceding such Payment Date divided by (b) Mandatory Debt Service payable on such Payment Date.

            "Default" means any condition or event that, with the giving of notice or lapse of time or both, would become an Event of Default.

            "Defaulted Payments" has the meaning specified in Section 309(b) of this Indenture.

            "Distributable Collections" means, as of any Payment Date, the amount of Collections then on deposit in the Collections Account after the operation of priorities first through eighth of Section 502(b) and corresponding to electric energy actually delivered, or that should have been delivered, to CDWR during the Collections Period preceding the Payment Date.

            "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

            "DTC" means The Depository Trust Company, its nominees and successors.

            "DTC Participants" or "Participants" has the meaning set forth in
Section 306(b) of this Indenture.

            "Early Termination Date" has the meaning ascribed thereto in the MSCG Power Purchase Agreement.

            "Energy" has the meaning ascribed thereto in the MSCG Power Purchase Agreement.

            "Euroclear" means the accounts of purchasers at the Euroclear
System.

            "Event of Default" has the meaning specified in Section 701 of this Indenture.

            "Federal Bankruptcy Code" means Title 11 of the United States Code or any other Federal Bankruptcy Code hereafter in effect.

            "Fee Agreement" means the Schedule of Fees, dated as of June 13, 2003, between the Issuer and the Trustee.

            "FERC" means the Federal Energy Regulatory Commission and any successor thereto.

            "Financing Document" means, individually, the Indenture, each Security Document, each Note, the Fee Agreement and any and all purchase agreements, filings and other instruments evidencing, securing or relating in any way to the Collateral or any other Financing Document, as shall from time to time be executed and delivered to the Trustee by or on behalf of the Issuer or any other Person pursuant to or as contemplated by this Indenture; collectively, the "Financing Documents."

            "Force Majeure Event" shall mean an event of "Force Majeure" as described in Section 1.23 of the CDWR Power Sales Agreement.

            "FPA" means the Federal Power Act of 1920, as amended.

            "GAAP" means, as of any date of determination, generally accepted accounting principles then in effect in the United States of America, applied on a consistent basis.

            "Global Note" or "Global Notes" collectively or individually, as the case may be, has the meaning set forth in Section 201(g) of this Indenture.

            "Global Note Holder" has the meaning set forth in Section 306(a) of this Indenture.

            "Governmental Agency" means any public legal entity or public agency of the United States, whether created by federal, state or local government or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of the United States.

            "Government Approval" means any authorization, approval, consent, waiver, exception, license, filing, registration, ruling, permit, tariff, certification, exemption and other action or requirement by or with any Governmental Agency. Without limiting the generality of the foregoing, with respect to the Issuer, Governmental Approvals shall include the approval from the FERC pursuant to Section 205 of the FPA for the rates to be charged by the Issuer under the CDWR Power Sales Agreement.

            "Guaranty" of or "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, that the terms Guarantee and Guaranty shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Holder" means the Person in whose name a Note is registered in the Security Register.

            "Indebtedness" means with respect to any Person, (a) any liability of such Person (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (iii) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation, (b) all redeemable stock issued by such Person (the amount of Indebtedness represented by any involuntary liquidation preference plus accrued and unpaid dividends), (c) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above. For purposes of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit supporting)

Indebtedness otherwise included in the determination of such amount shall not also be included.

            "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Independent," when used with respect to any specified Person, means a Person who (a) is in fact independent of the Issuer and any other obligor upon the Notes and of any Affiliate of the Issuer or of such other obligor, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in any Affiliate of the Issuer or of such other obligor and (c) is not connected with the Issuer or any such other obligor or any Affiliate of the Issuer or of such other obligor as an officer, member employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof. "Independent Investment Banker" means Morgan Stanley & Co. Incorporated, or its successor.

            "Initial Notes" means collectively, the Initial Notes due 2006 and the Initial Notes due 2010.

            "Initial Notes due 2006" means the Notes due 2006 of the Issuer issued on the Closing Date for so long as such securities constitute Restricted Securities.

            "Initial Notes due 2010" means the Notes due 2010 of the Issuer issued on the Closing Date for so long as such securities constitute Restricted Securities.

            "Interest Payment Date" means the first (1st) calendar day of each February and August commencing on and from February 1, 2004 (or if any such day is not a Business Day, then the next succeeding Business Day).

            "Issuer" means the Person named as the "Issuer" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

            "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuer by its President or a Vice President or the President or Vice President of the Administrative Agent acting on behalf of the Issuer and delivered to the Trustee.

            "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, assignment in trust, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code of any state of the United States or comparable law of any jurisdiction).

            "LLC Agreement" means the limited liability company operating agreement of the Issuer, dated as of June 13, 2003

            "Majority Holders" means with respect to any Series of the Notes, Holders of not less than fifty-one percent (51%) in aggregate principal amount of the Outstanding Notes of such Series (voting as a single class).

            "Make-Whole Premium" means, with respect to the Notes of either Series, an amount calculated by the Issuer equal to the Discounted Present Value calculated for any Note of such Series called for redemption less the unpaid principal amount of that Note; provided, that the Make-Whole Premium shall not be less than zero; provided, further, that a Make-Whole Premium shall not be due for any reason, or result from any event, other than in connection with an optional redemption of the Notes of such Series pursuant to Section 1302 of this Indenture or in the event Morgan Stanley Capital makes a Termination Payment to the Issuer that includes a Make-Whole Premium. For purposes of this definition, the "Discounted Present Value" of any Note subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of that Note after the date of this redemption, calculated by an Independent Investment Banker using a discount rate equal to the sum of (a) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of that Note and trading in the secondary market at the price closest to par and (b) thirty seven and one-half (37.5) basis points; provided, that, if there is no United States treasury security having an average life equal to the remaining average life of that Note, this discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of that Note and trading in the secondary market at the price closest to par.

            "Management Committee" means the management committee of the Issuer.

            "Management Committee's Consent" means a copy of a consent certified by a Responsible Officer of the Issuer to have been duly adopted by the Management Committee and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Mandatory Debt Service" means all scheduled interest and principal payments on the Notes due on any Payment Date.

            "Material Adverse Effect" means, with respect to either Series of the Notes, an event, occurrence or condition which has or could reasonably be expected to have a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) of the Issuer, (b) the rights or remedies of the Trustee in respect of such Series of the Notes or Holders of such Series of the Notes under the Financing Documents, (c) the ability of any of the Issuer, Morgan Stanley, Morgan Stanley Capital or CDWR to perform its obligations under the Financing Documents or the Material Agreements to which it is a party or (d) the validity, enforceability or priority of the Liens on the Collateral.

            "Material Agreement" means, individually, the CDWR Power Sales Agreement, the MSCG Power Purchase Agreement, the PPA Purchase Agreement; the Administrative Services Agreement, the Scheduling Services Agreement, the Morgan Stanley MSCG Guarantee, the Morgan Stanley CDWR Guarantee the Administrative Agent Consent, the Scheduling Services Consent, the Morgan Stanley Consent, the Morgan Stanley Capital Consent, the CDWR Consent, the CDWR Letter Agreement and the LLC Agreement; collectively, the "Material Agreements."

            "Maturity," when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

            "Member" means any member of the Issuer; collectively, the "Members" of the Issuer.

            "Moody's" means Moody's Investors Service, Inc.

            "Morgan Stanley" means Morgan Stanley, a Delaware corporation, or its successors or assigns under the Morgan Stanley MSCG Guarantee.

            "Morgan Stanley Capital" means Morgan Stanley Capital Group Inc., a Delaware corporation, or any Replacement Supplier (as defined in the MSCG Power Purchase Agreement) or other successor to or assignee of Morgan Stanley Capital pursuant to the MSCG Power Purchase Agreement.

            "Morgan Stanley Capital Consent" means the Consent and Agreement, dated as of the date of this Indenture, among Morgan Stanley Capital, the Issuer and the Trustee as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Morgan Stanley Capital Payments" for any month, means the amount payable to Morgan Stanley Capital by the Issuer pursuant to the MSCG Power Purchase Agreement for Energy and Capacity provided to the Issuer by Morgan Stanley Capital in such month.

            "Morgan Stanley Consent" means the Consent and Agreement, dated as of the date of this Indenture, among Morgan Stanley, the Issuer and the Trustee as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Morgan Stanley CDWR Guarantee" means the Guarantee Agreement, dated as of May 1, 2002, between Calpine Corporation and CDWR, which was assumed by Morgan Stanley pursuant to the Assignment and Assumption Agreement, dated as of June 13, 2003, between Morgan Stanley and Calpine, and pursuant to which Morgan Stanley provides a guarantee in favor of CDWR with respect to the Issuer's payment obligations under the CDWR Power Sales Agreement, as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Morgan Stanley MSCG Guarantee" means the Guarantee, dated as of June 13, 2003, by Morgan Stanley in favor of the Issuer with respect to Morgan Stanley Capital's payment obligations under the MSCG Power Purchase Agreement, as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "MSCG Power Purchase Agreement" means the EEI Master Power Purchase and Sale Agreement, dated as of June 13, 2003, between Morgan Stanley Capital and the Issuer, as modified by a cover sheet, dated as of June 13, 2003, between Morgan Stanley Capital and the Issuer and the confirmation letter related thereto, dated as of June 13, 2003, between Morgan Stanley Capital and the Issuer, as it may from time to time be replaced, supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Net Collections" means, for any Collections Period, the difference, if positive, between (a) all Collections corresponding to energy actually delivered, or that should have been delivered, to CDWR during the Collections Period minus (b) the sum of all amounts paid during the Collections Period pursuant to clauses (i), (ii), (vi), (vii) (viii) of Section 502(b).

            "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S and certified to the Trustee and the Registrar by such Person.

            "Notes" means, collectively, the Initial Notes and the Unrestricted Notes, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are authenticated and delivered pursuant to this Indenture; individually, a "Note;" it being understood that "Notes" may, but does not necessarily include Notes of more than one Series.

            "Notes due 2006" has the meaning specified in the first recital.

            "Notes due 2010" has the meaning specified in the first recital.

            "Notice of an Actionable Event" means (a) a certificate of any Holder that an Event of Default has occurred or (b) whether or not any certificate or notice thereof shall have been delivered to the Trustee, a Bankruptcy Event of Default. A Notice of an Actionable Event has been "given"
(i) in the case of a Bankruptcy Event of Default, when such Bankruptcy Event of Default occurs or (ii) in the case of any other Notice of an Actionable Event, when the certificate referred to in clause (a) of the immediately preceding sentence has actually been received by a Responsible Officer of the Trustee. A

Notice of an Actionable Event has been "rescinded" when, after a Notice of an Actionable Event (other than in connection with a Bankruptcy Event of Default) has been given, the Majority Holders have subsequently delivered to a Responsible Officer of the Trustee a certificate stating that such Event of Default has been waived or cured or when, after a Bankruptcy Event of Default, such Bankruptcy Event of Default is no longer continuing and a Responsible Officer of the Trustee has received a certificate to this effect from the Majority Holders or the Issuer, provided, that a Notice of an Actionable Event may not be rescinded without the consent of the Holders of all of the Notes unless all amounts of interest on the Notes and all payments on account of the principal of and Make-Whole Premium (if any) on the Notes, other than amounts of principal of and Make-Whole Premium, if any, on any Outstanding Notes that have become due solely by reason of a declared acceleration as provided in Section 702 or interest thereon (with interest on such principal, Make-Whole Premium (if any) and, to the extent permitted by law, on overdue payments of interest, at the rates specified herein and the Notes with respect to overdue payments), and an additional amount sufficient to reimburse the Holders for the reasonable costs and expenses incurred in connection with the giving and rescinding of any such Notice of an Actionable Event shall have been paid prior to the entry of any judgment in respect of such amounts. A Notice of an Actionable Event is "outstanding" at all times after such Notice of an Actionable Event has been given until such time, if any, as such Notice of an Actionable Event has been rescinded.

            "Officer's Certificate" means a certificate signed by the president or any Vice President of the Issuer or any of the foregoing officers of the Administrative Agent acting on behalf of the Issuer, as the case may be, and by the principal accounting officer or the principal financial officer or the secretary of the Issuer or any of the foregoing officers of the Administrative Agent acting on behalf of the Issuer, as the case may be, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer or the Administrative Agent, acting on behalf of the Issuer, including an employee of the Issuer or the Administrative Agent, acting on behalf of the Issuer, and who shall be acceptable to the Trustee.

            "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for whose payment or
            redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (c) Notes, except to the extent provided in Sections 1402 and
            1403 of this Indenture, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

                  (d) Notes which have been paid pursuant to Section 309 of this
            Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, that for purposes of Section 303 of this Indenture and for purposes of determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by Trust Indenture Act Section 313, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

            "Paying Agent" means the Trustee or any other Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer.

            "Payment Date" means an Interest Payment Date and/or a Principal Payment Date.

            "Permanent Regulation S Global Note" has the meaning set forth in
Section 201(e) of this Indenture.

            "Permitted Investments" means the following investments maturing, in each case, not less than one (1) Business Day before the Payment Date next following the date such investment is made; provided, however, that in the case of any investment pursuant to clause (b) of this definition which is made with the Trustee, such investment may mature on such Payment Date:

                  (a) any direct obligations of, or obligations fully and
            unconditionally guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are fully and unconditionally backed by the full faith and credit of the United States of America;

                  (b) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, or incorporated under the laws of any other jurisdiction, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial paper or other unsecured short-term debt obligations of such depository institution or trust company have at least the Required Credit Rating from Moody's and Standard & Poor's;

                  (c) repurchase obligations with respect to any security
            described in clauses (a) or (b) above, in each case entered into with either (i) a depository institution or trust company (acting as principal) which in respect of its short-term unsecured debt has credit ratings of at least the Required Credit Rating from Moody's and Standard & Poor's or (ii) a money market fiend maintained by a broker which in respect of its short-term unsecured debt has at least the Required Credit Rating from Moody's and Standard & Poor's;

                  (d) unsecured debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's;

                  (e) unsecured commercial paper which has at the time of such investment a rating of at least the Required Credit Rating from Moody's and Standard & Poor's; and

                  (f) investments in money market funds or money market mutual funds which have at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's (including such funds for which the Trustee or any of its Affiliates is investment manager or advisor and for which the Trustee or any of its Affiliates may receive a fee).

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Physical Note" or "Physical Notes" collectively or individually, as the case may be, has the meaning set forth in Section 201(g) of this Indenture.

            "Place of Payment" means, when used with respect to the Notes, the place or places where the principal of, Make-Whole Premium, if any, and interest on the Notes are payable as specified as contemplated by Sections 301(e) and 1102 of this Indenture.

            "PPA Purchase Agreement" means the Purchase Agreement and Assignment Agreement, dated as of June 13, 2003, among CES and the Issuer, as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof.

            "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for the purposes of this definition, any Note authenticated and delivered under Section 308 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

            "Principal Payment Date of the Notes" means the first (1st) calendar day of each February and August commencing on and from February 1, 2004 (or if such day is not a Business Day, then the next succeeding Business Day).

            "Private Placement Legend" has the meaning set forth in Section 202(a) of this Indenture.

            "Property" means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

            "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

            "Rating Agencies" means Moody's and Standard & Poor's to the extent that, at the relevant time of determination, each such Rating Agency has an active rating in effect on the Notes or, if fewer than all such Rating Agencies have a current rating in effect on the Notes, each such Rating Agency that has an active rating in effect on the Notes; provided, that if none of such Rating Agencies has a current rating in effect on the Notes at any relevant time of determination, at least two (2) other internationally recognized rating institutions selected in good faith by the Management Committee.

            "Redemption Date" when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price" when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

            "Registrar" means the Trustee, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Registrar" shall mean such successor Registrar.

            "Registration Statement" means a registration statement with respect to the Notes meeting the requirements of the Securities Act.

            "Regular Record Date," with respect to any Payment Date, means the date which is fifteen (15) Business Days immediately preceding such Payment Date.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Global Note" has the meaning set forth in Section 201(e) of this Indenture.

            "Regulation S Physical Note" has the meaning set forth in Section 201(f) of this Indenture.

            "Required Credit Rating" means A-1 (or its equivalent) or higher from Standard & Poor's and P-1 (or its equivalent) or higher from Moody's, as the case may be.

            "Resale Restriction Termination Date" means the date that is two years after the later of the original issue date and the last date on which the Issuer or any Affiliate of the Issuer was the owner of a Note (or any Predecessor Note).

            "Reserve Account" has the meaning specified in Section 504(a) of this Indenture.

            "Reserve Deficiency" has the meaning specified in Section 504(b) of this Indenture.

            "Reserve Investments Account" has the meaning specified in Section 505 of this Indenture.

            "Reserve Required Balance" means an amount equal to the greatest scheduled payment of principal and interest due on the Notes on any Payment Date.

            "Responsible Officer" means, with respect to any person other than the Trustee or the Issuer, a duly elected or appointed authorized and acting officer, agent or representative of such Person. "Responsible Officer" when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any Vice President, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject. "Responsible Officer" when used with respect to the Issuer means, unless the context otherwise requires, the managing member, president, chief executive officer, chief financial officer, vice president, principal accounting officer or treasurer of the Issuer or any of the foregoing officers of the Administrative Agent acting on behalf of the Issuer or other executive officer of the Issuer or the Administrative Agent acting on behalf of the Issuer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to any certificate, report or notice to be delivered or given under this Indenture or knowledge of any Default or Event of Default thereunder.

            "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Global Note" has the meaning set forth in Section 201 (d) of this Indenture.

            "Rule 144A Information" has the meaning set forth in Section 1110 of this Indenture.

            "Scheduling Services Agreement" means the Scheduling Services Agreement, dated as of the date of this Indenture, between the Morgan Stanley Capital and the Issuer as originally executed and as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof, and any replacement agreement substantially in the form of the original Scheduling Services Agreement between a replacement scheduling coordinator and the Issuer and entered into as contemplated by the Morgan Stanley Capital Consent.

            "Scheduling Services Consent" means the Consent and Agreement, dated as of the date of this Indenture, among the Morgan Stanley Capital, the Issuer and the Trustee as it may from time to time be supplemented, amended or restated pursuant to the applicable provisions thereof with respect to the Scheduling Services Agreement.

            "Securities Act" means the Securities Act of 1933, as from time to time amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

            "Security Document" means, individually, the Assignment and Security Agreement, the Consents and all UCC financing statements required by this Indenture in connection with the Collateral; collectively, the "Security Documents."

            "Security Register" has the meaning specified in Section 305(a) of this Indenture.

            "Series" means either the Notes due 2010 or the Notes due 2006, but not both, as the context requires.

            "Special Record Date" for the payment of any defaulted principal or interest on the Notes means a date fixed by the Trustee pursuant to Section 309(c) of this Indenture.

            "Standard & Poor's" means Standards & Poor's Rating Services.

            "Stated Maturity" when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

            "Temporary Regulation S Global Note" has the meaning set forth in
Section 201 (e) of this Indenture.

            "Termination Payment" (a) when used with respect to the MSCG Power Purchase Agreement has the meaning ascribed thereto in the MSCG Power Purchase Agreement and (b) when used with respect to the CDWR Power Sales Agreement has the meaning ascribed thereto in the CDWR Power Sales Agreement.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date this Indenture was executed, except as provided in Section 1005 of this Indenture.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

            "Trustee Fees" means the amount of fees, expenses (including reasonable attorneys fees and expenses) and indemnities due to the Trustee, the Accounts Agent, each Paying Agent and the Registrar under this Indenture, the Fee Agreement and the other Financing Documents.

            "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Security Documents.

            "United States" or "U.S." means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "Unrestricted Notes" means one or more Notes that do not and are not required to bear the restrictive legends set forth in Section 202.

            "U.S. Person" has the meaning ascribed to such term in Regulation S and certified to the Trustee and the Registrar by such Person.

            "U.S. Physical Note" has the meaning set forth in Section 201(f) of this Indenture.

            "Vice President" when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President."

            "Working Capital Account" has the meaning specified in Section 503 of this Indenture.

                                                                      EXHIBIT B1

                              FORM OF FACE OF NOTE
                        POWER CONTRACT FINANCING, L.L.C.
                       5.200% SENIOR SECURED NOTE DUE 2006

                                                              CUSIP [__________]

No. [__________]                                                     $[________]

            POWER CONTRACT FINANCING, L.L.C., a Delaware limited liability company (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [_________], or its registered assigns, the outstanding principal sum of [WRITTEN AMOUNT] ($[amount]), on or prior to February 1, 2006, or such earlier date as this Note due 2006 may be redeemed (the "Maturity Date"), such payment to be made in semi-annual installments on February 1 and August 1 in each year commencing on February 1, 2004, and ending on the Maturity Date set forth above (or if any such day is not a Business Day, then the next succeeding Business Day), each such installment to be in the amount set forth opposite the applicable Payment Date on Annex A attached hereto (provided, that the portion of the principal amount remaining unpaid on the Maturity Date, together with all interest accrued and unpaid thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest thereon from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year commencing on February 1, 2004 in each year (or, if any such day is not a Business Day, then the next succeeding Business Day), at a rate of 5.200% per annum, until the principal hereof is paid or made available for payment, plus additional interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 1.0% per annum on any overdue principal and Make-Whole Premium and on any overdue installment of interest. The principal and interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note due 2006 (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date next preceding such Payment Date. Any such principal or interest not so punctually paid or duly provided for (collectively, "Defaulted Payments") will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note due 2006 (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Issuer, notice whereof shall be given by the Trustee to Holders of Notes due 2006 not less than 10 days prior to such Special Record Date.

            Reference is hereby made to the further provisions of this Note due 2006 set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Terms used but not otherwise defined in this Note due 2006 shall have the meanings as defined in the Indenture. The provisions of this Note due 2006 do not


                                      B1-1
purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note due 2006 shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this Note due 2006 to be duly executed manually or by facsimile by its duly authorized officers.

Dated: ________________

                                             POWER CONTRACT FINANCING, L.L.C.


                                             By_________________________________
                                               Name:
                                               Title: [President/Vice President]

Attest:


By______________________________________
  Name:
  Title: [Secretary/Assistant Secretary]


                                      B1-2

                          CERTIFICATE OF AUTHENTICATION

Dated:______________

            This is one of the 5.200% Senior Secured Notes due 2006 of the Issuer described in the within-mentioned Indenture.

                                               Wilmington Trust Company,
                                                 as Trustee


                                               By_______________________________
                                                       Authorized Signatory


                                      B1-3

                          FORM OF REVERSE SIDE OF NOTE
                        POWER CONTRACT FINANCING, L.L.C.
                       5.200% SENIOR SECURED NOTE DUE 2006

1.    Principal and Interest.

            The Issuer will pay the principal of this Note due 2006 on or prior to February 1, 2006, in the manner set forth on the face of this Note due 2006.

            The Issuer promises to pay accrued and unpaid interest on the principal amount of this Note due 2006 on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Principal of and interest on this Note will be payable semi-annually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the Regular Record Date immediately preceding the Principal Payment Date) on each Principal Payment Date and on each Interest Payment Date commencing February 1, 2004.

            Interest on this Note due 2006 will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided, that if there is no existing default in the payment of interest and if this Note due 2006 is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

            The principal of, Make-Whole Premium, if any, and interest on the Notes due 2006 shall be payable and the Notes due 2006 shall be exchangeable and transferable at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee) or, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, that (a) all payments with respect to the Global Notes and the Physical Notes the Holders of which have given wire transfer instructions to the Trustee by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof; (b) the payment of the final installment of principal of, or interest on, each Note due 2006 shall only be made upon presentation and surrender of such Note due 2006 at the Corporate Trust Office, or such other place as may be designated pursuant to the Indenture; and (c) pursuant to the Indenture, upon written request from any Holder of Outstanding Notes due 2006 in the aggregate principal amount of $1,000,000 payments of interest on, or principal (other than the final payment of principal) of, such Notes due 2006 shall be made by wire transfer to such Holder. The Notes due 2006 will not be entitled to the benefit of any sinking fund.


                                      B1-4

3.    Registrar.

            The Trustee will act as the Registrar.

4.    Indenture; Limitations.

            The Issuer issued the Notes due 2006 under an Indenture dated as of June 13, 2003 (the "Indenture"), between the Issuer and Wilmington Trust Company, as trustee (the "Trustee"). The terms of the Notes due 2006 include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes due 2006 are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note due 2006 and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes due 2006 are general obligations of the Issuer. The aggregate principal amount of Notes due 2006 issued on the Closing Date is $339,929,000.

5.    Optional Redemption.

            The Notes due 2006 may be redeemed at the option of the Issuer, in whole or in part, at any time and from time to time at a Redemption Price equal to 100% of the Outstanding principal amount, plus accrued and unpaid interest to but excluding the Redemption Date, plus a Make-Whole Premium, if any.

            Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of a Note due 2006 to be redeemed at such Holder's last address as it appears in the Security Register. On and after the Redemption Date, interest ceases to accrue on Notes due 2006 or portions of Notes due 2006 called for redemption, unless the Issuer defaults in the payment of the Redemption Price described above.

6.    Denominations; Transfer; Exchange.

            The Notes due 2006 are issued only in registered form without coupons and initially only in minimum denominations of $100,000 and any integral multiple of $1,000 above that amount; provided, that initial purchases of the Notes due 2006 by purchasers who are institutional "accredited investors" who are not Qualified Institutional Buyers shall be in minimum amounts of $250,000; and provided, further that, after initial issuance, Notes due 2006 may be issued upon exchange or transfer in such amounts as may be necessary to evidence the entire unpaid principal amount of any Note due 2006 surrendered or exchanged. A Holder may register the transfer or exchange of Notes due 2006 in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not register the transfer or exchange of any Notes due 2006 selected for redemption (except the unredeemed portion of any Note due 2006 being redeemed in part). Also, it need not


                                      B1-5
register the transfer or exchange of any Notes due 2006 for a period of 15 days before a selection of Notes due 2006 to be redeemed is made.

7.    Persons Deemed Owners.

            A Holder may be treated as the owner of a Note due 2006 for all purposes.

8.    Treatment of Notes as Indebtedness for Tax Purposes.

            Each Holder of a Note due 2006 by its acceptance of such Note due 2006 covenants and agrees to treat such Note as indebtedness for United States federal income tax purposes.

9.    Unclaimed Money.

            If money for the payment of principal, Make-Whole Premium, if any, or interest remains unclaimed for two years after the date that all amounts payable by the Issuer to the Trustee or the Holders under any Financing Document have been finally and irrevocably paid to the Trustee for the benefit of the Holders, the Trustee will pay the money back to the Issuer at its request. After that, the Holders entitled to the money must look solely to the Issuer for payment and all liability of the Trustee will cease with respect to money deposited with the Trustee or held in trust by the Issuer and returned to the Issuer as unclaimed money.

10.   Discharge Prior to Redemption or Maturity.

            If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money sufficient to pay the then outstanding principal of, Make-Whole Premium, if any, and accrued and unpaid interest on the Notes due 2006 to redemption or maturity, the Issuer will be discharged from the Indenture and the Notes due 2006, except in certain circumstances for certain sections thereof.

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes due 2006 may be amended or supplemented with the consent of the Majority Holders of any Outstanding Notes due 2006, and any existing default or compliance with any provision may be waived with the consent of the Majority Holders (other than for a default in the payment of the principal of, Make-Whole Premium, if any, or interest on any Note due 2006 or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the unanimous affirmative vote of all Holders) of the principal amount of the Notes due 2006 then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes due 2006 to, among other things, cure any ambiguity, defect or inconsistency; provided, that such cure shall not materially adversely affect the interests of the Holders.

12.   Restrictive Covenants.


                                      B1-6

            The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness of the Issuer; (ii) restricted payments; (iii) transactions with Affiliates; (iv) fundamental change; and (v) compliance with Material Agreements.

13.   Successor Persons.

            When a successor person or other entity assumes all the obligations of its predecessor under the Notes due 2006 and the Indenture, the predecessor person will be released from those obligations.

14.   Remedies for Events of Default.

            If an Event of Default (other than a Bankruptcy Event of Default) occurs and is continuing, then and in every such case the Trustee, upon the direction of Holders of no less than 25% of the Outstanding Notes due 2006 (for an Event of Default with respect to a default in payment of principal, Make-Whole Premium, if any, or interest) or either the Majority Holders of the Outstanding Notes due 2006 (for any other Event of Default), shall declare the principal amount of all the Notes due 2006 to be due and payable immediately, by a notice in writing to the Issuer, and, upon any such declaration, such principal amount, any accrued and unpaid interest and all other amounts payable under the Notes due 2006 shall become immediately due and payable.

            If a Bankruptcy Event of Default occurs, the principal amount of, any accrued interest on and all other amounts payable under the Notes due 2006 then Outstanding shall become immediately due and payable. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes due 2006. Subject to certain limitations, the Majority Holders may direct the Trustee in its exercise of any trust or power.

15.   Trustee Dealings with Issuer.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes due 2006 and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee; provided, that no conflicting interest results.

16.   No Recourse Against Certain Others.

            Except as otherwise specifically provided in the Material Agreements, no recourse under or upon any obligation, covenant or agreement contained in this Note due 2006, the Indenture or any Security Document, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, manager, officer or director, as such, of the Issuer or the Issuer's Members or of any successor, either directly or through the Issuer or the Issuer's. Members, as the case may be, or any successor, under any rule of law, statute, or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released


                                      B1-7
by the acceptance of the Notes due 2006 by the Holders thereof and as part of the consideration for the issuance of the Notes due 2006. Nothing contained herein shall, however, limit the liability of any Person for any fraud, gross negligence or willful misconduct on their part.

17.   Authentication.

            This Note due 2006 shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note due 2006.

18.   Governing Law.

            The Indenture and this Note due 2006 shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations Law.

            The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to POWER CONTRACT FINANCING, L.L.C., 50 West San Fernando Street, Suite 670, San Jose, California 95113, Attention: President.


                                      B1-8

                                                                      ANNEX A to
                                                                            Note
                       REPAYMENT SCHEDULE FOR INITIAL NOTE

        Principal Payment Date              Principal Amount Payable
        ----------------------              ------------------------
      February 1, 2004                             $
      August 1, 2004                               $
      February 1, 2005                             $
      August 1, 2005                               $
      February 1, 2006                             $


                                      B1-9

                             Form of Transfer Notice

(To be executed by the registered Holder if such Holder desires to transfer this Note)

To    [__________]
      [__________]
      Attention: [__________]

            FOR VALUE RECEIVED the undersigned registered Holder hereby sells, assigns and transfers unto:

Name of Assignee:______________________________________________

Taxpayer Identification Number of Assignee:__________________________

(Please print or typewrite name and address including zip code of assignee)

      [_________]
      [_________]
      [_________]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing [__________] attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES EXCEPT PERMANENT REGULATION S PHYSICAL NOTES]

            In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or [__________] the undersigned confirms that without utilizing any general solicitation or general advertising that:

            [Check One]

            | |(a) this Note is being transferred in compliance with the
                   exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

            or

            | |(b) this Note is being transferred other than in accordance
                   with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof


                                     B1-10
unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Dated:____________________


                                          By____________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:


                                          By____________________________________
                                            NOTICE: To be executed by an
                                            executive officer


                                     B1-11

                                                                      EXHIBIT B2

                              FORM OF FACE OF NOTE
                        POWER CONTRACT FINANCING, L.L.C.
                       6.256% SENIOR SECURED NOTE DUE 2010

                                                              CUSIP [__________]

No. [__________]                                                     $[________]

            POWER CONTRACT FINANCING, L.L.C., a Delaware limited liability company (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [_________], or its registered assigns, the outstanding principal sum of [WRITTEN AMOUNT] ($[amount]), on or prior to February 1, 2010, or such earlier date as this Note due 2010 may be redeemed (the "Maturity Date"), such payment to be made in semi-annual installments on February 1 and August 1 in each year commencing on February 1, 2004, and ending on the Maturity Date set forth above (or if any such day is not a Business Day, then the next succeeding Business Day), each such installment to be in the amount set forth opposite the applicable Payment Date on Annex A attached hereto (provided, that the portion of the principal amount remaining unpaid on the Maturity Date, together with all interest accrued and unpaid thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest thereon from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year commencing on February 1, 2004 in each year (or, if any such day is not a Business Day, then the next succeeding Business Day), at a rate of 6.256% per annum, until the principal hereof is paid or made available for payment, plus additional interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 1.0% per annum on any overdue principal and Make-Whole Premium and on any overdue installment of interest. The principal and interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note due 2010 (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date next preceding such Payment Date. Any such principal or interest not so punctually paid or duly provided for (collectively, "Defaulted Payments") will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note due 2010 (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Issuer, notice whereof shall be given by the Trustee to Holders of Notes due 2010 not less than 10 days prior to such Special Record Date.

            Reference is hereby made to the further provisions of this Note due 2010 set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Terms used but not otherwise defined in this Note due 2010 shall have the meanings as defined in the Indenture. The provisions of this Note due 2010 do not


                                      B2-1
purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note due 2010 shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this Note due 2010 to be duly executed manually or by facsimile by its duly authorized officers.

Dated: _____________________
                                        POWER CONTRACT FINANCING, L.L.C.


                                        By _____________________________________
                                           Name:
                                           Title: [President/Vice President]

Attest:


By ______________________________________
   Name:
   Title: [Secretary/Assistant Secretary]


                                      B2-2

                          CERTIFICATE OF AUTHENTICATION

Dated:__________________

            This is one of the 6.256% Senior Secured Notes due 2010 of the Issuer described in the within-mentioned Indenture.

                                               Wilmington Trust Company,
                                                 as Trustee


                                               By_______________________________
                                                      Authorized Signatory


                                      B2-3

                          FORM OF REVERSE SIDE OF NOTE
                        POWER CONTRACT FINANCING, L.L.C.
                       6.256% SENIOR SECURED NOTE DUE 2010

1.    Principal and Interest.

            The Issuer will pay the principal of this Note due 2010 on or prior to February 1, 2010, in the manner set forth on the face of this Note due 2010.

            The Issuer promises to pay accrued and unpaid interest on the principal amount of this Note due 2010 on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Principal of and interest on this Note will be payable semi-annually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the Regular Record Date immediately preceding the Principal Payment Date) on each Principal Payment Date and on each Interest Payment Date commencing February 1, 2004.

            Interest on this Note due 2010 will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date; provided, that if there is no existing default in the payment of interest and if this Note due 2010 is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

            The principal of, Make-Whole Premium, if any, and interest on the Notes due 2010 shall be payable and the Notes due 2010 shall be exchangeable and transferable at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee) or, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, that (a) all payments with respect to the Global Notes and the Physical Notes the Holders of which have given wire transfer instructions to the Trustee by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof; (b) the payment of the final installment of principal of, or interest on, each Note due 2010 shall only be made upon presentation and surrender of such Note due 2010 at the Corporate Trust Office, or such other place as may be designated pursuant to the Indenture; and (c) pursuant to the Indenture, upon written request from any Holder of Outstanding Notes due 2010 in the aggregate principal amount of $1,000,000 payments of interest on, or principal (other than the final payment of principal) of, such Notes due 2010 shall be made by wire transfer to such Holder. The Notes due 2010 will not be entitled to the benefit of any sinking fund.


                                      B2-4

3.    Registrar.

            The Trustee will act as the Registrar.

4.    Indenture; Limitations.

            The Issuer issued the Notes due 2010 under an Indenture dated as of June 13, 2003 (the "Indenture"), between the Issuer and Wilmington Trust Company, as trustee (the "Trustee"). The terms of the Notes due 2010 include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes due 2010 are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note due 2010 and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes due 2010 are general obligations of the Issuer. The aggregate principal amount of Notes due 2010 issued on the Closing Date is $462,317,000.

5.    Optional Redemption.

            The Notes due 2010 may be redeemed at the option of the Issuer, in whole or in part, at any time and from time to time at a Redemption Price equal to 100% of the Outstanding principal amount, plus accrued and unpaid interest to but excluding the Redemption Date, plus a Make-Whole Premium, if any.

            Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of a Note due 2010 to be redeemed at such Holder's last address as it appears in the Security Register. On and after the Redemption Date, interest ceases to accrue on Notes due 2010 or portions of Notes due 2010 called for redemption, unless the Issuer defaults in the payment of the Redemption Price described above.

6.    Denominations; Transfer; Exchange.

            The Notes due 2010 are issued only in registered form without coupons and initially only in minimum denominations of $100,000 and any integral multiple of $1,000 above that amount; provided, that initial purchases of the Notes due 2010 by purchasers who are institutional "accredited investors" who are not Qualified Institutional Buyers shall be in minimum amounts of $250,000; and provided, further that, after initial issuance, Notes due 2010 may be issued upon exchange or transfer in such amounts as may be necessary to evidence the entire unpaid principal amount of any Note due 2010 surrendered or exchanged. A Holder may register the transfer or exchange of Notes due 2010 in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not register the transfer or exchange of any Notes due 2010 selected for redemption (except the unredeemed portion of any Note due 2010 being redeemed in part). Also, it need not


                                      B2-5
register the transfer or exchange of any Notes due 2010 for a period of 15 days before a selection of Notes due 2010 to be redeemed is made.

7.    Persons Deemed Owners.

            A Holder may be treated as the owner of a Note due 2010 for all purposes.

8.    Treatment of Notes as Indebtedness for Tax Purposes.

            Each Holder of a Note due 2010 by its acceptance of such Note due 2010 covenants and agrees to treat such Note as indebtedness for United States federal income tax purposes.

9.    Unclaimed Money.

            If money for the payment of principal, Make-Whole Premium, if any, or interest remains unclaimed for two years after the date that all amounts payable by the Issuer to the Trustee or the Holders under any Financing Document have been finally and irrevocably paid to the Trustee for the benefit of the Holders, the Trustee will pay the money back to the Issuer at its request. After that, the Holders entitled to the money must look solely to the Issuer for payment and all liability of the Trustee will cease with respect to money deposited with the Trustee or held in trust by the Issuer and returned to the Issuer as unclaimed money.

10.   Discharge Prior to Redemption or Maturity.

            If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money sufficient to pay the then outstanding principal of, Make-Whole Premium, if any, and accrued and unpaid interest on the Notes due 2010 to redemption or maturity, the Issuer will be discharged from the Indenture and the Notes due 2010, except in certain circumstances for certain sections thereof.

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes due 2010 may be amended or supplemented with the consent of the Majority Holders of any Outstanding Notes due 2010, and any existing default or compliance with any provision may be waived with the consent of the Majority Holders (other than for a default in the payment of the principal of, Make-Whole Premium, if any, or interest on any Note due 2010 or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the unanimous affirmative vote of all Holders) of the principal amount of the Notes due 2010 then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes due 2010 to, among other things, cure any ambiguity, defect or inconsistency; provided, that such cure shall not materially adversely affect the interests of the Holders.

12.   Restrictive Covenants.


                                      B2-6

            The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness of the Issuer; (ii) restricted payments; (iii) transactions with Affiliates; (iv) fundamental change; and (v) compliance with Material Agreements.

13.   Successor Persons.

            When a successor person or other entity assumes all the obligations of its predecessor under the Notes due 2010 and the Indenture, the predecessor person will be released from those obligations.

14.   Remedies for Events of Default.

            If an Event of Default (other than a Bankruptcy Event of Default) occurs and is continuing, then and in every such case the Trustee, upon the direction of Holders of no less than 25% of the Outstanding Notes due 2010 (for an Event of Default with respect to a default in payment of principal, Make-Whole Premium, if any, or interest) or either the Majority Holders of the Outstanding Notes due 2010 (for any other Event of Default), shall declare the principal amount of all the Notes due 2010 to be due and payable immediately, by a notice in writing to the Issuer, and, upon any such declaration, such principal amount, any accrued and unpaid interest and all other amounts payable under the Notes due 2010 shall become immediately due and payable.

            If a Bankruptcy Event of Default occurs, the principal amount of, any accrued interest on and all other amounts payable under the Notes due 2010 then Outstanding shall become immediately due and payable. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes due 2010. Subject to certain limitations, the Majority Holders may direct the Trustee in its exercise of any trust or power.

15.   Trustee Dealings with Issuer.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes due 2010 and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee; provided, that no conflicting interest results.

16.   No Recourse Against Certain Others.

            Except as otherwise specifically provided in the Material Agreements, no recourse under or upon any obligation, covenant or agreement contained in this Note due 2010, the Indenture or any Security Document, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, manager, officer or director, as such, of the Issuer or the Issuer's Members or of any successor, either directly or through the Issuer or the Issuer's. Members, as the case may be, or any successor, under any rule of law, statute, or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released


                                      B2-7
by the acceptance of the Notes due 2010 by the Holders thereof and as part of the consideration for the issuance of the Notes due 2010. Nothing contained herein shall, however, limit the liability of any Person for any fraud, gross negligence or willful misconduct on their part.

17.   Authentication.

            This Note due 2010 shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note due 2010.

18.   Governing Law.

            The Indenture and this Note due 2010 shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations Law.

            The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to POWER CONTRACT FINANCING, L.L.C., 50 West San Fernando Street, Suite 670, San Jose, California 95113, Attention: President.


                                      B2-8

                                                                      ANNEX A to
                                                                            Note

                       REPAYMENT SCHEDULE FOR INITIAL NOTE

             Principal Payment Date          Principal Amount Payable
             ----------------------          ------------------------
           February 1, 2004                        $         --
           August 1, 2004                          $         --
           February 1, 2005                        $
           August 1, 2005                          $
           February 1, 2006                        $
           August 1, 2006                          $
           February 1, 2007                        $
           August 1, 2007                          $
           February 1, 2008                        $
           August 1, 2008                          $
           February 1, 2009                        $
           August 1, 2009                          $
           February 1, 2010                        $


                                      B2-9

                             Form of Transfer Notice

(To be executed by the registered Holder if such Holder desires to transfer this Note)

To    [__________]
      [__________]
      Attention: [__________]

            FOR VALUE RECEIVED the undersigned registered Holder hereby sells, assigns and transfers unto:

Name of Assignee:___________________________________

Taxpayer Identification Number of Assignee:_____________________

(Please print or typewrite name and address including zip code of assignee)

      [__________]
      [__________]
      [__________]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing [__________] attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES EXCEPT PERMANENT REGULATION S PHYSICAL NOTES]

            In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or [__________] the undersigned confirms that without utilizing any general solicitation or general advertising that:

            [Check One]

            | |(a) this Note is being transferred in compliance with the
                   exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

            or

            | |(b) this Note is being transferred other than in accordance with
                   (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof


                                     B2-10
unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Dated:____________________

                                          By____________________________________
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            the within-mentioned instrument in
                                            every particular, without
                                            alteration or any change
                                            whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:


                                          By____________________________________
     NOTICE: To be executed by an executive officer


                                     B2-11

                                                                       EXHIBIT C

              FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION
         OF DISTRIBUTION COMPLIANCE PERIOD ON OR AFTER FEBRUARY 1, 2004

                                     [date]

Power Contract Financing, L.L.C.
50 West San Fernando Street
San Jose, California 95113
Attn: Secretary

Wilmington Trust Company, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attn: Corporate Trust Office

      Re: Power Contract Financing, L.L.C. (the "Issuer") [ ]% Senior Secured Notes due 20[ ] (the "Notes")

Ladies and Gentlemen:

            This letter relates to U.S.$ __________ principal amount of Notes represented by the Regulation S Global Note (as defined in the Indenture) which bears a legend outlining restrictions upon transfer of such Regulation S Global Note. Pursuant to Section 201 of the Indenture (the "Indenture"), dated as of June 13, 2003, relating to the Notes, we hereby certify that we are (or we will hold such Notes on behalf of) a person who is not a U.S. person, as defined in Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act") or who is a U.S. person who purchased such interests pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided by the Indenture.

            You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 Very truly yours,

                                                 [Name of Holder]


                                                 By_____________________________
                                                        Authorized Signature

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                     IN CONNECTION WITH TRANSFERS TO NON-QIB
                       INSTITUTIONAL ACCREDITED INVESTORS

                                     [date]

Wilmington Trust Company, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attn: Corporate Trust Office

Power Contract Financing, L.L.C.
50 West San Fernando Street
San Jose, California 95113
Attn: Secretary

      Re: Power Contract Financing, L.L.C. (the "Issuer") [ ]% Senior Secured Notes due 20[ ] (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed purchase of $[__________] aggregate principal amount of the Notes:

            1. We understand that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Issuer, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Non-U.S. Persons (as defined in the Indenture pursuant to which the Notes were issued) that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and
      (t) above to require the delivery of an Opinion of Counsel (as defined in the Indenture pursuant to which the Notes were issued) certifications and/or other information satisfactory to the Issuer and the Trustee.

            2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            3. We are acquiring the Notes purchased by us for our own account, or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter.

            4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                  [Insert Name of Transferor]


                                                  By____________________________
                                                    Name:
                                                    Title:
Dated:_______________

            Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

                                                                       EXHIBIT E

                       FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                     [date]

Power Contract Financing, L.L.C.
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust Company, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attn: Corporate Trust Office

      Re: Power Contract Financing, L.L.C. (the "Issuer") [ ]% Senior Secured Notes due 20[ ] (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $[__________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States and the proposed transferee is a Non-U.S. Person (as defined in the Indenture pursuant to which the Notes were issued);

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Insert Name of Transferor]


                                           By___________________________________
                                             Name:
                                             Title:
Dated:_______________________

                                                                       EXHIBIT F

                 FORM OF ISSUER ORDER AND OFFICER'S CERTIFICATE
                                       OF
                        POWER CONTRACT FINANCING, L.L.C.

Wilmington Trust Company
   as Trustee under the Indenture,
   dated as of June 13, 2003,
   between Wilmington Trust Company and
   Power Contract Financing, L.L.C.

Attention: Corporate Trust Department

      Re:   Delivery to Trustee of $[__________] Power Contract
            Financing, L.L.C. [  ]% Senior Secured Notes due 20[ ]

Ladies and Gentlemen:

            The undersigned, Power Contract Financing, L.L.C. (the "Issuer"), hereby delivers to you, in your capacity as Trustee under the above-referenced Indenture (the "Indenture"), $[__________] in aggregate principal amount of the Issuer's [ ]% Senior Secured Notes due 20[ ] (the "Notes"). This Issuer Order and Officer's Certificate (this "Issuer Order") is delivered pursuant to Section 303(c) of the Indenture and terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Indenture. The Notes delivered with this Issuer Order are [Initial Notes/Unrestricted Notes], are to be issued as [Physical Notes/Global Notes] in accordance with the terms of the Indenture and are to be authenticated as of the date of this Issuer Order. Pursuant to
Section 303(c) of the Indenture, the Issuer hereby directs that you (i) authenticate the Notes and (ii) upon such authentication, deliver each of such Notes to the respective Holder thereof or to special New York counsel for such Holder, acting on such Holder's behalf.

            The Issuer hereby certifies that the Notes delivered with this Issuer Order have been duly executed by the Issuer and that all conditions precedent to the issuance of the Notes contained in the Indenture have been fully complied with.

                                            Very truly yours,

                                            POWER CONTRACT FINANCING, L.L.C.


                                            By:_________________________________
                                               Name:
                                               Title: [President/Vice President]
                                               Dated:___________________________


                                      F-1